                                                                     EXHIBIT 4.2


                            STERLING CHEMICALS, INC.,

                                    Trustor,

                                       to

                                 LINDA H. EARLE,

                                     Trustee

                                       and

                       THE CIT GROUP/BUSINESS CREDIT, INC.
                     as Administrative and Collateral Agent,

                                   Beneficiary
               ---------------------------------------------------

                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

               ---------------------------------------------------

                            Dated as of July 23, 1999

           This instrument affects certain real and personal property located in Galveston County,
                                 State of Texas.


         ______________________________________________________________

                              Record and return to:

                              Mayer, Brown & Platt
                                  1675 Broadway
                            New York, New York 10019
                         Attention: Michael Sloyer, Esq.

This instrument was prepared by the above-named attorney.

Notice:  This instrument contains inter alia obligations which may provide for:

                  (a)      a variable rate of interest and/or

                  (b) future and/or revolving credit advances or readvances, which when made, shall have the same priority as advances or readvances made on the date hereof whether or not (i) any advances or readvances were made on the date hereof and (ii) any indebtedness is outstanding at the time any advance or re-advance is made.

                  Notwithstanding anything to the contrary contained herein, the maximum principal indebtedness secured under any contingency by this instrument shall in no event exceed $70,000,000

                                TABLE OF CONTENTS


  Section                                                                                     Page
  -------                                                                                     ----
                                    ARTICLE I

                     COVENANTS AND AGREEMENTS OF THE TRUSTOR

    1.1.      Payment of Secured Obligations..................................................-6-
    1.2.      Title to Trust Premises, etc....................................................-6-
    1.3.      Title Insurance.................................................................-7-
    1.3.1.    Title Insurance Policy..........................................................-7-
    1.3.2.    Title Insurance Proceeds........................................................-7-
    1.4.      Recordation.....................................................................-7-
    1.5.      Payment of Impositions, etc.....................................................-8-
    1.6.      Insurance and Legal Requirements................................................-8-
    1.7.      Security Interests, etc.........................................................-8-
    1.8.      Permitted Contests..............................................................-9-
    1.9.      Leases..........................................................................-9-
    1.10.     Compliance with Instruments....................................................-10-
    1.11.     Maintenance and Repair, etc....................................................-10-
    1.12.     Alterations, Additions, etc....................................................-10-
    1.13.     Acquired Property Subject to Lien..............................................-10-
    1.14.     Assignment of Rents, Proceeds, etc.............................................-11-
    1.15.     No Claims Against the Trustee or the Beneficiary...............................-12-
    1.16.     Indemnification................................................................-12-
    1.17.     No Credit for Payment of Taxes.................................................-13-
    1.18.     Intentionally Omitted..........................................................-13-
    1.19.     No Transfer of the Property....................................................-13-
    1.20.     Security Agreement.............................................................-14-
    1.21.     Representations and Warranties.................................................-15-
    1.22.     Trustor's Covenants............................................................-15-
    1.23.     Attornment.....................................................................-15-

                                   ARTICLE II

                 INSURANCE; DAMAGE, DESTRUCTION OR TAKING, ETC.

    2.1.      Insurance......................................................................-15-
    2.1.1.    Risks to be Insured............................................................-16-

  Section                                                                                     Page
  -------                                                                                     ----
    2.1.2.    Policy Provisions..............................................................-16-
    2.1.3.    Delivery of Certificates, etc..................................................-17-
    2.1.4.    Separate Insurance.............................................................-17-
    2.2.      Damage, Destruction or Taking; Trustor to Give Notice;
                  Assignment of Awards.......................................................-17-
    2.3.      Application of Proceeds and Awards.............................................-18-
    2.4       Total Taking and Total Destruction.............................................-20-

                                   ARTICLE III

                        EVENTS OF DEFAULT; REMEDIES, ETC.

    3.1.      Events of Default; Acceleration................................................-21-
    3.2.      Legal Proceedings; Judicial Foreclosure........................................-21-
    3.3.      Power of Sale..................................................................-21-
    3.4.      Uniform Commercial Code Remedies...............................................-23-
    3.5.      Trustee and Beneficiary Authorized to Execute Deeds, etc.......................-23-
    3.6.      Purchase of Trust Premises by Beneficiary......................................-23-
    3.7.      Receipt a Sufficient Discharge to Purchaser....................................-24-
    3.8.      Waiver of Appraisement, Valuation, etc.........................................-24-
    3.9.      Sale a Bar Against Trustor.....................................................-24-
    3.10.     Secured Obligations to Become Due on Sale......................................-24-
    3.11.     Application of Proceeds of Sale and Other Moneys...............................-24-
    3.12.     Appointment of Receiver........................................................-25-
    3.13.     Possession, Management and Income..............................................-25-
    3.14.     Right of Trustee and the Beneficiary to Perform Trustor's Covenants, etc.......-26-
    3.15.     Subrogation....................................................................-26-
    3.16.     Remedies, etc., Cumulative.....................................................-26-
    3.17.     Provisions Subject to Applicable Law...........................................-27-
    3.18.     No Waiver, etc.................................................................-27-
    3.19.     Compromise of Actions, etc.....................................................-27-

                                   ARTICLE IV

                                   DEFINITIONS

    4.1.      Terms Defined in this Deed of Trust............................................-27-
    4.2.      Use of Defined Terms...........................................................-29-
    4.3.      Credit Agreement Definitions...................................................-29-

                                ARTICLE V

                              MISCELLANEOUS

    5.1.      Further Assurances; Financing Statements.......................................-30-
    5.1.1.    Further Assurances.............................................................-30-
    5.1.2.    Financing Statements...........................................................-30-

  Section                                                                                     Page
  -------                                                                                     ----
    5.2.      Additional Security............................................................-30-
    5.3.      Defeasance, Partial Release, etc...............................................-31-
    5.3.1.    Defeasance.....................................................................-31-
    5.3.2.    Partial Release, etc...........................................................-31-
    5.4.      Notices, etc...................................................................-31-
    5.5.      Waivers, Amendments, etc.......................................................-31-
    5.6.      Cross-References...............................................................-31-
    5.7.      Headings.......................................................................-31-
    5.8.      Currency.......................................................................-32-
    5.9.      Governing Law..................................................................-32-
    5.10.     Successors and Assigns, etc....................................................-32-
    5.11.     Concerning the Trustee.........................................................-32-
    5.11.1.   Acceptance of Trusts; Certain Terms of the Trusts..............................-32-
    5.11.2.   Duties and Responsibility of Trustee; In Case of Default; Prior to Default;
                  When Acting Under Direction of Beneficiary.................................-33-
    5.11.3.   Notice of Default..............................................................-34-
    5.11.4.   Resignation and Removal; Appointment of Successor Trustee......................-34-
    5.12.     Waiver of Jury Trial; Submission to Jurisdiction...............................-34-
    5.13.     Severability; Conflicts........................................................-35-
    5.14.     Loan Document..................................................................-36-
    5.15.     Usury Savings Clause...........................................................-36-
    5.16.     Future Advances................................................................-36-
    5.17.     Entire Agreement...............................................................-37-

Acknowledgments

Schedule 1             Description of the Land
Schedule 2             Permitted Encumbrances

                       DEED OF TRUST, ASSIGNMENT OF LEASES
                AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

         DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING dated as of July 23, 1999 (this "Deed of Trust") made by STERLING CHEMICALS, INC., a Delaware corporation (the "Trustor"), having an address at 1200 Smith St., Suite 1900, Houston, Harris County, Texas 77002-4312 to LINDA H. EARLE, having an address of c/o Mayer, Brown & Platt, 700 Louisiana, Suite 3600, Houston, Harris County, Texas 77002, as trustee (the "Trustee") for the benefit of THE CIT GROUP/BUSINESS CREDIT, INC., a corporation, having an address at 1211 Avenue of the Americas, 22nd Floor, New York, New York 10036, as the Administrative Agent and Collateral Agent under the Credit Agreement referred to below, as beneficiary (together with its successors and assigns from time to time acting as Administrative Agent and Collateral Agent under such Credit Agreement, the "Beneficiary").


                                WITNESSETH THAT:

         WHEREAS, the Trustor is on the date of delivery hereof the owner of fee title (or easement or leasehold title if otherwise indicated on Schedule 1 hereto) to the parcels of land described in Schedule 1 hereto (the "Land") and of the Improvements (such term and other capitalized terms used in this Deed of Trust having the respective meanings specified or referred to in Article IV);

         WHEREAS, pursuant to the terms, conditions and provisions of the Revolving Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Trustor, Sterling Canada, Inc., Sterling Pulp Chemicals U.S., Inc., Sterling Pulp Chemicals, Inc., Sterling Fibers, Inc., Sterling Chemicals Energy, Inc. and Sterling Chemicals International, Inc., as Borrowers (collectively, the "Borrowers"), various financial institutions, as the Lenders, DLJ Capital Funding, Inc., as the Syndication Agent, The CIT Group/Business Credit, Inc. as the Administrative Agent and Collateral Agent, and Credit Suisse First Boston, as the Documentation Agent, the Lenders and the Issuer have agreed to make Loans to, and to issue Letters of Credit for the account of, the Borrowers in the maximum original principal amount of One Hundred Fifty Five Million Dollars ($155,000,000)(such Loans and Letters of Credit are hereinafter referred to collectively as the "Credit Extensions").

         WHEREAS, the Credit Extensions consist of, inter alia, Fixed Assets Loans in a maximum principal amount not to exceed Seventy Million Dollars ($70,000,000) having a Stated Maturity Date of July 23, 2004; and

         WHEREAS, the Trustor has duly authorized the execution, delivery and performance of this Deed of Trust.

                                     GRANT:

         NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to induce the Fixed Assets Lenders to make the Fixed Assets Loans pursuant to the Credit Agreement, and in order to secure the full, timely and proper payment and performance of and compliance with each and every one of the Secured Obligations (as hereinafter defined), the Trustor hereby irrevocably grants, bargains, sells, mortgages, warrants, aliens, demises, releases, hypothecates, pledges, assigns, transfers and conveys to the Trustee, the successors, successors in trust and assigns of Trustee, IN TRUST, WITH POWER OF SALE, for the benefit of the Beneficiary and its successors and assigns, forever, all of the following (the "Trust Premises"):

                  (a) Real Estate. All of Trustor's right, title and interest in and to all of the Land and all additional lands and estates therein now owned or hereafter acquired by the Trustor for use or development with the Land or any portion thereof, together with all and singular the tenements, rights, easements, hereditaments, rights of way, privileges, liberties, appendages and appurtenances now or hereafter belonging or in any way pertaining to the Land and such additional lands and estates therein (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); all development rights, air rights, riparian rights, water, water rights, water stock, all rights in, to and with respect to any and all oil, gas, coal, minerals and other substances of any kind or character underlying or relating to the Land and such additional lands and estates therein and any interest therein; all estate, claim, demand, right, title or interest of the Trustor in and to any street, road, highway or alley, vacated or other, adjoining the Land or any part thereof and such additional lands and estates therein; all strips and gores belonging, adjacent or pertaining to the Land or such additional lands and estates; and any after-acquired property (herein collectively referred to as the "Real Estate");

                  (b) Improvements. All of Trustor's right, title and interest in and to all buildings, structures and other improvements and any additions and alterations thereto or replacements thereof, now or hereafter built, constructed or located upon the Real Estate; and, to the extent that any of the following items of property constitutes fixtures under applicable laws, all furnishings, fixtures, fittings, appliances, apparatus, equipment, machinery, building and construction materials and other articles of every kind and nature whatsoever and all replacements thereof, now or hereafter affixed or attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of the Real Estate or such buildings, structures and other improvements, including, but not limited to, partitions, furnaces, boilers, oil burners, radiators and piping, plumbing and bathroom fixtures, refrigeration, heating, ventilating, air conditioning and sprinkler systems, other fire prevention and extinguishing apparatus and materials, vacuum cleaning systems, gas and electric fixtures, incinerators, compactors, elevators, engines, motors, generators and all other articles of property which are considered fixtures under applicable law (such buildings, structures and other improvements and such other property are herein collectively referred to as the "Improvements"; the Real Estate and the Improvements are herein collectively referred to as the "Property");

                  (c) Goods. All of Trustor's right, title and interest in and to all building materials, construction materials, appliances (including, without limitation, stoves, ranges, ovens, disposals, refrigerators, water fountains and coolers, fans, heaters, dishwashers, clothes washers and dryers, water heaters, hood and fan combinations, kitchen equipment, laundry equipment, kitchen cabinets and other similar equipment), stocks, supplies, blinds, window shades, drapes, carpets, floor coverings, manufacturing equipment and machinery, office equipment, growing plants and shrubberies, control devices, equipment (including window cleaning, building cleaning, swimming pool, recreational, monitoring, garbage, pest control and other equipment), motor vehicles, tools, furnishings, furniture, lighting, non-structural additions to the Real Estate and Improvements and all other tangible property of any kind or character, together with all replacements thereof, now or hereafter located on or in or used or useful in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of the Property, regardless of whether or not located on or in the Property or located elsewhere for purposes of storage, fabrication or otherwise (herein collectively referred to as the "Goods");

                  (d) [INTENTIONALLY OMITTED]

                  (e) Leases. All rights of the Trustor in, to and under all leases, licenses, occupancy agreements, concessions and other arrangements, oral or written, now existing or hereafter entered into, whereby any Person agrees to pay money or any other consideration for the use, possession or occupancy of, or any estate in, the Property or any portion thereof or interest therein (herein collectively referred to as the "Leases"), and the right, subject to applicable law, upon the occurrence of any Event of Default hereunder, to receive and collect the Rents (as hereinafter defined) paid or payable thereunder;

                  (f) Plans. All rights of the Trustor in and to all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Improvements or any construction on the Real Estate (herein collectively referred to as the "Plans");

                  (g) Permits. All rights of the Trustor, to the extent assignable, in, to and under all permits, franchises, licenses, approvals and other authorizations respecting the use, occupation and operation of the Property and every part thereof and respecting any business or other activity conducted on or from the Property, and any product or proceed thereof or therefrom, including, without limitation, all building permits, certificates of occupancy and other licenses, permits and approvals issued by governmental authorities having jurisdiction (herein collectively referred to as the "Permits");

                  (h) Contracts. All right, title and interest of the Trustor, to the extent assignable, in and to all certificates, warranties, appraisals, engineering, environmental, soils, insurance and other reports and studies, books, records, correspondence, files and advertising materials, and other documents, now or hereafter obtained or entered into, as the case may be, pertaining to the construction, use, occupancy, possession, operation, management, leasing, maintenance and/or ownership of the Property and all right, title and interest of the Trustor therein (herein collectively referred to as the "Contracts");

                  (i) Leases of Furniture, Furnishings and Equipment. All right, title and interest of the Trustor as lessee in, to and under any leases of furniture, furnishings, equipment and any other Goods now or hereafter installed in or at any time used in connection with the Property;

                  (j) Rents. All rents, issues, profits, royalties, avails, income and other benefits derived or owned, directly or indirectly, by the Trustor from the Property, including, without limitation, all rents and other consideration payable by tenants, claims against guarantors, and any cash or other securities deposited to secure performance by tenants under the Leases (herein collectively referred to as "Rents");

                  (k) Proceeds. All proceeds of the conversion, voluntary or involuntary of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards (herein collectively referred to as "Proceeds"); and

                  (l) Other Property. All other property and rights of the Trustor of every kind and character relating to the Property, and all proceeds and products of any of the foregoing; provided however, the Trust Premises shall not include any general intangibles or other rights arising under any contracts, instruments, licenses, or other documents as to which the grant of a lien and/or security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained.

         AND, without limiting any of the other provisions of this Deed of Trust the Trustor expressly grants to the Beneficiary, as secured party, a security interest in all of those portions of the Trust Premises which are or may be subject to the State Uniform Commercial Code provisions applicable to secured transactions subject, however, to the Permitted Encumbrances;

         TO HAVE AND TO HOLD the Trust Premises unto the Trustee and the successors, successors-in-trust and assigns of the Trustee for the benefit of the Beneficiary, its successors and assigns, forever subject, however, to the Permitted Encumbrances.

         FURTHER to secure the full, timely and proper payment and performance of the Secured Obligations, the Trustor hereby covenants and agrees with and warrants to the Trustee and the Beneficiary as follows:


                                    ARTICLE I

                     COVENANTS AND AGREEMENTS OF THE TRUSTOR

         SECTION 1.1. Payment of Secured Obligations. (i) The Trustor agrees that:

                  (a) it will duly and punctually pay and perform or cause to be paid and performed each of the Secured Obligations at the time and in accordance with the terms of the Loan Documents pertaining to the Fixed Assets Loans, and

                  (b) when and as due and payable from time to time in accordance with the terms hereof or of any other Loan Documents pertaining to the Fixed Assets Loans, pay and perform, or cause to be paid and performed, all other Secured Obligations.

         SECTION 1.2. Title to Trust Premises, etc. The Trustor represents and warrants to and covenants with the Trustee and the Beneficiary that:

                  (a) except as otherwise permitted by the terms of the Credit Agreement, as of the date hereof and at all times hereafter while this Deed of Trust is outstanding, the Trustor (1) is and shall be the absolute owner of the legal and beneficial title to the applicable interest in the Property and to all other property included in the Trust Premises, and (2) has and shall have good and indefeasible title in fee simple absolute, or good and sufficient easement or leasehold title, as currently represented in the granting clause as of the date hereof, to the Property; provided, however, that the portion of the Land described on Part III of Schedule 1 is hereby excluded from this covenant, subject in each case only to this Deed of Trust, the liens expressly permitted pursuant to the terms of the Credit Agreement and the encumbrances set forth in Schedule 2 hereto (collectively, the "Permitted Encumbrances");

                  (b) the Trustor has good and lawful right, power and authority to execute this Deed of Trust and to convey, transfer, assign, mortgage and grant a security interest in the Trust Premises, all as provided herein;

                  (c) this Deed of Trust has been duly executed, acknowledged and delivered on behalf of the Trustor, all consents and other actions required to be taken by the officers, directors, shareholders and partners, as the case may be, of the Trustor have been duly and fully given and performed and this Deed of Trust constitutes the legal, valid and binding obligation of the Trustor, enforceable against the Trustor in accordance with its terms; and

                  (d) the Trustor, at its expense, will warrant and defend the Trustee and the Beneficiary and any purchaser under the power of sale herein or at any foreclosure sale Trustor's title to the Trust Premises and the first deed of trust lien and first priority perfected security interest of this Deed of Trust thereon and therein against all claims and demands and will maintain, preserve and protect such lien and security interest and will keep this Deed of Trust a valid, direct first deed of trust lien of record on the Property and a first priority perfected security interest in the Trust Premises other than the Property, subject only to the Permitted Encumbrances.

         SECTION 1.3. Title Insurance.

         SECTION 1.3.1. Title Insurance Policy. Concurrently with the execution and delivery of this Deed of Trust, the Trustor, at its expense, has obtained and delivered to the Beneficiary a loan policy or policies of title insurance in an amount, and in form and substance, reasonably satisfactory to the Beneficiary naming the Beneficiary as the insured, insuring the title to and the first deed of trust lien of this Deed of Trust on the portion of the Land described on Part I of Schedule 1 with endorsements reasonably requested by the Beneficiary. The Trustor has duly paid in full all premiums and other charges due in connection with the issuance of such policy or policies of title insurance.

         SECTION 1.3.2. Title Insurance Proceeds. All proceeds received by and payable to the Beneficiary for any loss under the loan policy or policies of title insurance delivered to the Beneficiary pursuant to Section 1.3.1, or under any policy or policies of title insurance delivered to the Beneficiary in substitution therefor or replacement thereof, shall be the property of the Beneficiary and shall be applied by the Beneficiary in accordance with the provisions of Section 2.3.

         SECTION 1.4. Recordation. The Trustor, at its expense, will at all times cause this Deed of Trust and any instruments amendatory hereof or supplemental hereto and any instruments of assignment hereof or thereof (and any appropriate financing statements or other instruments and continuations thereof), and each other instrument delivered in connection with the Fixed Assets Loans or any other Loan Document pertaining to the Fixed Assets Loans and intended thereunder to be recorded, registered and filed, to be kept recorded, registered and filed, in such manner and in such places, and will pay all such recording, registration, filing fees, taxes and other charges, and will comply with all such statutes and regulations as may be required by law in order to establish, preserve, perfect and protect the lien and security interest of this Deed of Trust as a valid, direct first deed of trust lien on the Property and first priority perfected security interest in the Trust Premises other than the Property, subject only to the Permitted Encumbrances. The Trustor will pay or cause to be paid, and will indemnify the Trustee and the Beneficiary in respect of, all taxes (including interest and penalties) at any time payable in connection with the filing and recording of this Deed of Trust and any and all supplements and amendments hereto.

         SECTION 1.5. Payment of Impositions, etc. Subject to Section 1.8 (relating to permitted contests), the Trustor will pay or cause to be paid before the same would become delinquent and before any fine, penalty, interest or cost may be added for non-payment, all taxes, assessments, water and sewer rates, charges, license fees, inspection fees and other governmental levies or payments, of every kind and nature whatsoever, general and special, ordinary and extraordinary, unforeseen as well as foreseen, which at any time may be assessed, levied, confirmed, imposed or which may become a lien upon the Trust Premises, or any portion thereof, or which are payable with respect thereto, or upon the rents, issues, income or profits thereof, or on the occupancy, operation, use, possession or activities thereof, whether any or all of the same be levied directly or indirectly or as excise taxes or as income taxes, and all taxes, assessments or charges which may be levied on the Secured Obligations, or the interest thereon (collectively, the "Impositions"). The Trustor will deliver to the Trustee and the Beneficiary, upon request, copies of official receipts or other satisfactory proof evidencing such payments.

         SECTION 1.6. Insurance and Legal Requirements. Subject to Section 1.8 (relating to permitted contests), the Trustor, at its expense, will comply in all material respects, or cause compliance in all material respects with

                  (a) all provisions of any insurance policy covering or applicable to the Trust Premises or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Trust Premises or any part thereof or any use or condition of the Trust Premises or any part thereof (collectively, the "Insurance Requirements"); and

                  (b) all laws, including Environmental Laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Trust Premises or any part thereof, or any of the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, or any use or condition of the Trust Premises or any part thereof (collectively, the "Legal Requirements");

noncompliance of which could reasonably be expected to cause a Material Adverse Effect whether or not compliance therewith shall require structural changes in or interference with the use and enjoyment of the Trust Premises or any part thereof.

         SECTION 1.7. Security Interests, etc. The Trustor will not directly or indirectly create or permit or suffer to be created or to remain, and will promptly discharge or cause to be discharged, any deed of trust, mortgage, encumbrance or charge on, pledge of, security interest in or conditional sale or other title retention agreement with respect to or any other lien on or in the Trust Premises or any part thereof or the interest of the Trustor, the Trustee, or the Beneficiary therein, or any Proceeds thereof or Rents or other sums arising therefrom, other than: (a) the Permitted Encumbrances; and (b) liens of mechanics, materialmen, suppliers or vendors or rights thereto incurred in the ordinary course of the business of the Trustor for sums not yet due or any such liens or rights thereto which are at the time being contested as permitted by Section 1.8. The Trustor will not postpone the payment of any sums for which liens of mechanics, materialmen, suppliers or vendors or rights thereto have been incurred (unless such liens or rights thereto are at the time being contested as permitted by Section 1.8), for more than 60 days after the completion of the action giving rise to such liens or rights thereto.

         SECTION 1.8. Permitted Contests. The Trustor at its expense may contest, or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition, Legal Requirement or Insurance Requirement or lien of a mechanic, materialman, supplier or vendor, provided that, (a) in the case of an unpaid Imposition, lien, encumbrance or charge, such proceedings shall suspend the collection thereof from the Trustor, the Trustee, the Beneficiary, and the Trust Premises (including any rent or other income therefrom) and shall not materially interfere with the payment of any such rent or income, (b) neither the Trust Premises nor any rent or other income therefrom nor any part thereof or interest therein would be in any material danger of being sold, forfeited, lost, impaired or interfered with, (c) in the case of a Legal Requirement, neither the Trustor, the Trustee nor the Beneficiary would be in material danger of any civil or criminal liability for failure to comply therewith, (d) the Trustor shall have furnished such security, if any, as may be required in the proceedings or as may be reasonably requested by the Beneficiary, (e) the non-payment of the whole or any part of any Imposition will not result in the delivery of a tax deed to the Trust Premises or any part thereof because of such non-payment, (f) the payment of any sums required to be paid with respect to any of the Fixed Asset Notes or under this Deed of Trust (other than any unpaid Imposition, lien, encumbrance or charge at the time being contested in accordance with this Section 1.8) shall not be interfered with or otherwise affected, (g) in the case of any Insurance Requirement, the failure of the Trustor to comply therewith shall not affect the validity of any insurance required to be maintained by the Trustor under Section 2.1, and (h) that adequate reserves, determined in accordance with GAAP, shall have been set aside on the Trustor's books.

         SECTION 1.9. Leases. The Trustor represents and warrants to the Trustee and the Beneficiary that, as of the date hereof, there are no written or oral leases or other agreements of any kind or nature relating to the occupancy of any portion of the Property by any Person other than the Trustor other than the Permitted Encumbrances. Except as permitted by the Credit Agreement, the Trustor will not enter into any such written or oral lease or other agreement with respect to any portion of the Property without first obtaining the written consent of the Beneficiary.

         SECTION 1.10. Compliance with Instruments. The Trustor at its expense will promptly comply in all material respects with all rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances forming a part of the Property and all instruments creating or evidencing the same, in each case, to the extent compliance therewith is required of the Trustor under the terms thereof. Except as is permitted by the Credit Agreement, the Trustor will not take any action which may result in a forfeiture or termination of the rights afforded to the Trustor under any such instruments and will not, without the prior written consent of the Beneficiary, amend any of such instruments in any manner adverse to the Fixed Assets Lenders in any material respect.

         SECTION 1.11. Maintenance and Repair, etc. Subject to the provisions of
Section 1.12, the Trustor will keep or cause to be kept all presently and subsequently erected or acquired Improvements and the sidewalks, curbs, vaults and vault space, if any, located on or adjoining the same, and the streets and the ways adjoining the same, in good and substantial order and repair and in such a fashion that neither the value nor utility of the Trust Premises will be diminished, and, at its sole cost and expense, will promptly make or cause to be made all necessary and appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, so that its business carried on in connection therewith may be properly conducted at all times. The Trustor at its expense will do or cause to be done all shoring of foundations and walls of any building or other Improvements on the Property and (to the extent permitted by law) of the ground adjacent thereto, and every other act necessary or appropriate for the preservation and safety of the Property by reason of or in connection with any excavation or other building operation upon the Property and upon any adjoining property, whether or not the Trustor shall, by any Legal Requirement, be required to take such action or be liable for failure to do so.

         SECTION 1.12. Alterations, Additions, etc. So long as no Event of Default shall have occurred and be continuing, the Trustor shall have the right at any time and from time to time to make or cause to be made reasonable alterations of and additions to the Property or any part thereof, provided that any alteration or addition: (a) shall not change the general character or the use of the Property or reduce the fair market value thereof below its value immediately before such alteration or addition, or impair the usefulness of the Property; (b) is effected with due diligence, in a good and workmanlike manner and in compliance in all material respects with all Legal Requirements and Insurance Requirements; (c) subject to Section 1.8 is promptly and fully paid for, or caused to be paid for, by the Trustor; and (d) is made, in case the estimated cost of such alteration or addition exceeds U.S. $1,000,000, under the supervision of a qualified architect or engineer or another professional.

         SECTION 1.13. Acquired Property Subject to Lien. Subject to the Permitted Encumbrances and except as otherwise permitted by the Credit Agreement, all property at any time acquired by the Trustor and provided or required by this Deed of Trust to be or become subject to the lien and security interest hereof, whether such property is acquired by exchange, purchase, construction or otherwise, shall forthwith become subject to the lien and security interest of this Deed of Trust without further action on the part of the Trustor, the Trustee or the

Beneficiary. The Trustor, at its expense, will execute and deliver to the Trustee and Beneficiary (and will record and file as provided in Section 1.4) an instrument supplemental to this Deed of Trust reasonably satisfactory in substance and form to the Beneficiary, whenever such an instrument is necessary under applicable law to subject to the lien and security interest of this Deed of Trust all right, title and interest of the Trustor in and to all property provided or required by this Deed of Trust to be subject to the lien and security interest hereof.

         SECTION 1.14. Assignment of Rents, Proceeds, etc. The assignment, grant and conveyance of the Leases, Rents, Proceeds and other rents, income, proceeds and benefits of the Trust Premises contained in the Granting Clause of this Deed of Trust shall constitute an absolute, present and irrevocable assignment, grant and conveyance, provided, however, that permission is hereby given to the Trustor, so long as no Event of Default has occurred and be continuing hereunder, to collect, receive and apply such Rents, Proceeds and other rents, income, proceeds and benefits as they become due and payable, but not further in advance thereof than is customary, and in accordance with all of the other terms, conditions and provisions hereof, of the Loan Documents, and of the Leases, contracts, agreements and other instruments with respect to which such payments are made or such other benefits are conferred. Upon the occurrence and continuance of an Event of Default, such permission shall terminate immediately and automatically, without notice to the Trustor or any other Person except as required by law, and shall not be reinstated upon a cure of such Event of Default without the express written consent of the Beneficiary. Such assignment shall be fully effective without any further action on the part of the Trustor, the Trustee, or the Beneficiary, and the Beneficiary shall be entitled, at its option, upon the occurrence and continuance of an Event of Default hereunder, to collect, receive and apply all Rents, Proceeds and all other rents, income, proceeds and benefits from the Trust Premises, including all right, title and interest of the Trustor in any escrowed sums or deposits or any portion thereof or interest therein, whether or not the Trustee or the Beneficiary takes possession of the Trust Premises or any part thereof. The Trustor further grants to the Beneficiary the right, at the Beneficiary's option, upon the occurrence and continuance of an Event of Default hereunder, to:

                  (a) enter upon and take possession of the Property for the purpose of collecting Rents, Proceeds and said rents, income, proceeds and other benefits;

                  (b) dispossess by the customary summary proceedings any tenant, purchaser or other Person defaulting in the payment of any amount when and as due and payable, or in the performance of any other obligation, under any Lease, contract or other instrument to which said Rents, Proceeds or other rents, income, proceeds or benefits relate;

                  (c) let or convey the Trust Premises or any portion thereof or any interest therein; and

                  (d) apply Rents, Proceeds and such rents, income, proceeds and other benefits, after the payment of all necessary fees, charges and expenses, on account of the Secured Obligations in accordance with
         Section 3.11.

         SECTION 1.15. No Claims Against the Trustee or the Beneficiary. Nothing contained in this Deed of Trust shall constitute any consent or request by the Trustee or the Beneficiary, express or implied, for the performance of any labor or the furnishing of any materials or other property in respect of the Property or any part thereof, or be construed to permit the making of any claim against the Trustee or the Beneficiary in respect of labor or services or the furnishing of any materials or other property or any claim that any lien based on the performance of such labor or the furnishing of any such materials or other property is prior to the lien and security interest of this Deed of Trust. ALL CONTRACTORS, SUBCONTRACTORS, VENDORS AND OTHER PERSONS DEALING WITH THE PROPERTY, OR WITH ANY PERSONS INTERESTED THEREIN, ARE HEREBY ADVISED TO TAKE NOTICE OF THE PROVISIONS OF THIS SECTION.

         SECTION 1.16. Indemnification. The Trustor will protect, indemnify, save harmless and defend the Trustee, the Beneficiary, the Fixed Assets Lenders, and each of their respective officers, directors, shareholders, employees, representatives and agents (collectively, the "Indemnified Parties" and individually, an "Indemnified Party"), from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against any Indemnified Party by reason of (a) ownership of an interest in this Deed of Trust, any other Loan Document pertaining to the Fixed Assets Loans or the Property, (b) any accident, injury to or death of persons or loss of or damage to or loss of the use of property occurring on or about the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (c) any use, non-use or condition of the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (d) any failure on the part of the Trustor to perform or comply with any of the terms of this Deed of Trust or any Loan Document pertaining to the Fixed Assets Loans, (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Trust Premises or any part thereof made or suffered to be made by or on behalf of the Trustor, (f) any negligence or tortious act on the part of the Trustor or any of its agents, contractors, lessees, licensees or invitees, (g) any work in connection with any alterations, changes, new construction or demolition of or additions to the Property, or (h)
(i) any Hazardous Material on, in, under or affecting all or any portion of the Property, the groundwater, or any surrounding areas, (ii) any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in Sections 1.21 and 1.22, (iii) any violation or claim of violation by the Trustor of any Environmental Laws, or (iv) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of any Hazardous Material, except to the extent that any of the matters described in subsections (a)-(h) arise out of the gross negligence, unlawful acts or willful misconduct of any Indemnified Party. THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ACT OR OMISSION OR ERROR OF JUDGMENT IN CONNECTION WITH THIS DEED OF TRUST, IT BEING THE INTENT OF THE PARTIES HERETO THAT THE TRUSTEE SHALL NOT BE LIABLE FOR THE TRUSTEE'S SOLE OR CONTRIBUTORY NEGLIGENCE. TRUSTOR SHALL AND

DOES INDEMNIFY THE TRUSTEE AGAINST ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, CAUSES OF ACTION, JUDGMENTS, COURT COSTS, ATTORNEYS' FEES AND EXPENSES THAT THE TRUSTEE MAY INCUR IN THE PERFORMANCE OF THE TRUSTEE'S DUTIES HEREUNDER OR OTHERWISE IN CONNECTION WITH THIS DEED OF TRUST WHETHER OR NOT SAME RESULT FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE TRUSTEE. THE FOREGOING SHALL ALSO APPLY TO ANY SUBSTITUTE TRUSTEE HEREUNDER. If any action or proceeding be commenced, to which action or proceeding any Indemnified Party is made a party by reason of the execution of this Deed of Trust or any other Loan Document pertaining to the Fixed Assets Loans, or in which it becomes necessary to defend or uphold the lien of this Deed of Trust, all sums paid by the Indemnified Parties, for the expense of any litigation to prosecute or defend the rights and lien created hereby or otherwise, shall be paid by the Trustor to such Indemnified Parties, as the case may be, as hereinafter provided. The Trustor will pay and save the Indemnified Parties harmless against any and all liability with respect to any intangible personal property tax or similar imposition of the State or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by the Indemnified Parties in respect of this Deed of Trust, any Loan Document pertaining to the Fixed Assets Loans or any Secured Obligation. All amounts payable to the Indemnified Parties under this Section 1.16 shall be deemed indebtedness secured by this Deed of Trust and any such amounts which are not paid within ten (10) days after written demand therefor by any Indemnified Party shall bear interest at the rate provided for in Section 3.2.2 of the Credit Agreement from the date of such demand. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any such occurrence, the Trustor, upon request of such Indemnified Party, will, at the Trustor's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by the Trustor and approved by such Indemnified Party. The obligations of the Trustor under this Section 1.16 shall survive any discharge or reconveyance of this Deed of Trust and payment in full of the Secured Obligations.

         SECTION 1.17. No Credit for Payment of Taxes. The Trustor shall not be entitled to any credit against the Secured Obligations by reason of the payment of any tax on the Property or any part thereof or by reason of the payment of any other Imposition, and shall not apply for or claim any deduction from the taxable value of the Property or any part thereof by reason of this Deed of Trust.

         SECTION 1.18. Intentionally Omitted.

         SECTION 1.19. No Transfer of the Property. Except as is provided in the Credit Agreement, and except for the Permitted Encumbrances, the Trustor shall not, without the prior written consent of the Beneficiary, which consent may be granted or withheld in the sole and absolute discretion of the Beneficiary, (i) sell, convey, assign or otherwise transfer the Property or any portion of the Trustor's interest therein or (ii) further encumber the Property or permit the Property to become encumbered by any lien, claim, security interest or other indebtedness of any kind or nature other than the Permitted Encumbrances.

         SECTION 1.20. Security Agreement. With respect to the items of personal property and fixtures referred to and described in the Granting Clause of this Deed of Trust and included as part of the Trust Premises, this Deed of Trust is hereby made and declared to be a security agreement encumbering each and every item of personal property and fixtures now or hereafter owned by Trustor and included herein as a part of the Trust Premises, in compliance with the provisions of the Uniform Commercial Code as enacted in the State. In this respect (and notwithstanding the conveyance to the Trustee rather than directly to the Beneficiary as provided in this Deed of Trust), Trustor, as "Debtor", expressly grants to Beneficiary, as "Secured Party", a security interest in and to all of the property now or hereafter owned by Trustor which constitutes the personal property and fixtures hereinabove referred to and described in this Deed of Trust, including all extensions, accessions, additions, improvements, betterments, renewals, replacements and substitutions thereof or thereto, and all proceeds from the sale or other disposition thereof. Trustor agrees that Beneficiary may file this Deed of Trust, or a reproduction thereof, in the real estate records or other appropriate index, as, and this Deed of Trust shall be deemed to be, a financing statement filed as a fixture filing in accordance with the laws of the State. Any reproduction of this Deed of Trust or of any other security agreement or financing statement executed by Trustor shall be sufficient as a financing statement. In addition, Trustor agrees to execute and deliver to Beneficiary, upon Beneficiary's request, any other security agreement and financing statements, as well as extensions, renewals, and amendments thereof, and reproductions of this Deed of Trust, in such form as Beneficiary may reasonably require to perfect a security interest with respect to said items. Trustor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require. Except as is provided in the Credit Agreement, and except for the Permitted Encumbrances, without the prior written consent of Beneficiary, Trustor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the above-described personal property and fixtures, including any replacements and additions thereto. Upon the occurrence and continuance of an Event of Default under this Deed of Trust, the Beneficiary shall have and shall be entitled to exercise any and all of the rights and remedies (i) as prescribed in this Deed of Trust, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory provisions now or hereafter enacted and specified in said Uniform Commercial Code, all at Beneficiary's sole election. Trustor and Beneficiary agree that the filing of any financing statements in the records normally having to do with personal property shall not in any way affect the agreement of Trustor and Beneficiary that everything located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of, the Trust Premises, which is described or reflected as a fixture in this Deed of Trust, is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be, regarded as part of the Real Estate conveyed hereby. Trustor warrants that Trustor's name, identity and address are as set forth herein. The mailing address of the Beneficiary from which information may be obtained concerning the security interest created herein is also set forth herein. This information hereof is provided in order that this Deed of Trust shall comply with the requirements of the Uniform Commercial Code as enacted in the State for instruments to be filed as financing statements. In accordance with the laws of the State, this Deed of Trust shall remain effective as a fixture filing until this Deed of Trust is released or satisfied of record or its effectiveness otherwise terminates as to the Trust Premises.

         SECTION 1.21. Representations and Warranties. In order to induce the Beneficiary to enter into this Deed of Trust, the Credit Agreement and the other Loan Documents pertaining to the Fixed Assets Loans, the Trustor agrees that all of the representations and warranties of Trustor set forth in the Credit Agreement are incorporated into this Deed of Trust by reference as if fully set forth herein.

         SECTION 1.22. Trustor's Covenants. In order to induce the Beneficiary to enter into this Deed of Trust, the Credit Agreement and the other Loan Documents pertaining to the Fixed Assets Loans, the Trustor agrees that all of the covenants of Trustor set forth in the Credit Agreement are incorporated into this Deed of Trust by reference as if fully set forth herein.

         SECTION 1.23. Attornment. Beneficiary hereby acknowledges and agrees that the liens granted herein are subject to the rights of certain lessees under the Leases as disclosed in the Credit Agreement and will be subject to the rights of lessees under any Leases entered into by Trustor after the date hereof which are permitted as Permitted Real Estate Liens pursuant to the Credit Agreement, subject to the express rights contained in the applicable Lease. The rights of the tenants under the Leases to the leased premises shall not be adversely affected by the exercise by Beneficiary of any of its rights hereunder, nor shall any such tenant be in any other way deprived of its rights under the applicable Lease except in accordance with the terms of such Lease. In the event that Beneficiary succeeds to the interest of Trustor under a Lease, such Lease shall not be terminated or affected thereby except as set forth therein, and any sale of the applicable leased premises by Beneficiary or pursuant to the judgment of any court in an action to enforce the remedies provided for in this Deed of Trust shall be made subject to such Lease and the rights of such tenant expressly set forth thereunder. If Beneficiary succeeds to the interests of Trustor in and to the applicable leased premises or under such Lease or enters into possession of such leased premises, the Beneficiary, and such tenants, shall be bound to each other under all of the express terms, covenants and conditions of such Lease, as if the Beneficiary was originally the Trustor as lessor thereunder.

                                   ARTICLE II

                 INSURANCE; DAMAGE, DESTRUCTION OR TAKING, ETC.

         SECTION 2.1. Insurance.

         SECTION 2.1.1. Risks to be Insured. The Trustor will, at its expense, maintain or cause to be maintained with insurance carriers approved by the
Beneficiary: (a) insurance with
respect to the Improvements against loss or damage by fire, lightning and such other risks as are included in standard "all-risk" policies, in amounts sufficient to prevent the Trustor, the Trustee and the Beneficiary from becoming a co-insurer of any partial loss under the applicable policies, but in any event in amounts not less than the then full insurable value (actual replacement value) of the Improvements, as determined by the Trustor in accordance with generally accepted insurance practice and approved by the Beneficiary or, at the request of the Beneficiary, as determined at the Trustor's expense by the insurer or insurers or by an expert approved by the Beneficiary, (b) comprehensive public liability, including bodily injury and product liability and property damage, insurance, with personal injury endorsements, applicable to the Property in such amounts as are customarily carried by Persons operating similar properties in the same general locality, but in any event with a combined single limit of not less than Twenty Million Dollars ($20,000,000) per occurrence, (c) explosion insurance in respect of any steam and pressure boilers and similar apparatus located in the Property in such amounts as are usually carried by persons operating similar properties in the same general locality, but in any event in an amount not less than Twenty Million Dollars ($20,000,000), (d) business interruption insurance (including added expense coverage) against all insurable perils for a period of not fewer than twelve
(12) months (subject to a reasonable aggregate deductible not exceeding ten (10) days per any occurrence), (e) worker's compensation insurance to the full extent required by applicable law for all employees of the Trustor engaged in any work on or about the Property and employer's liability insurance with a limit of not less than Ten Million Dollars ($10,000,000) for each occurrence, (f) all-risk, builders' risk insurance with respect to the Property during any period during which there is any construction work being performed, against loss or damage by fire or other risks, including vandalism, malicious mischief and sprinkler leakage, as are included in so-called "extended coverage" clauses at the time available, and (g) such other insurance with respect to the Property in such amounts and against such insurable hazards as the Beneficiary from time to time may reasonably require by written notice to the Trustor.

         SECTION 2.1.2. Policy Provisions. All insurance maintained by the Trustor pursuant to Section 2.1.1 shall (a) (except for worker's compensation insurance) list the Trustor and the Beneficiary, as additional insureds as their respective interests may appear, (b) (except for worker's compensation and public liability insurance) provide that the proceeds for any losses shall be adjusted by the Trustor subject to the approval of the Beneficiary in the event the proceeds shall exceed $1,000,000, and shall be payable to the Beneficiary, to be held and applied as provided in Section 2.3, (c) include effective waivers by the insurer of all rights of subrogation against any named insured, the indebtedness secured by this Deed of Trust and the Property and all claims for insurance premiums against the Trustee and the Beneficiary, (d) (except for worker's compensation and public liability insurance) provide that any losses shall be payable notwithstanding (i) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (ii) the occupation or use of the Property for purposes more hazardous than permitted by the terms thereof, (iii) any foreclosure or other action or proceeding taken by the Beneficiary pursuant to any provision of this Deed of Trust, or (iv) any change in title or ownership of the Property, (e) provide that no cancellation, reduction in amount or material change in coverage thereof or any portion thereof shall be effective until at least thirty (30) days after receipt by the Beneficiary of written notice thereof, (f) provide that any notice under such policies shall be simultaneously delivered to the Beneficiary, and (g) be satisfactory in all other reasonable respects to the Beneficiary. Any insurance maintained pursuant to this Section 2.1 may be evidenced by blanket insurance policies covering the Property and other properties or assets of the Trustor, provided that any such policy shall specify the portion, if less than all, of the total coverage of such policy that is allocated to the Property and shall in all other respects comply with the requirements of this Section 2.1.

         SECTION 2.1.3. Delivery of Certificates, etc. The Trustor will deliver to the Beneficiary, promptly upon request, (a) certificates of all policies evidencing all insurance required to be maintained under Section 2.1.1 (or, in the case of blanket policies, certificates thereof by the insurers together with a counterpart of each blanket policy), and (b) evidence as to the payment of all premiums due thereon (with respect to public liability insurance policies, all installments for the current year due thereon to such date), provided that the Beneficiary shall not be deemed by reason of its custody of such certificates to have knowledge of the contents thereof or of the applicable policies. The Trustor will also deliver to the Beneficiary prior to the expiration of any policy a binder or certificate of the insurer evidencing the replacement thereof and when the new policy is issued a certificate of the new policy (or, in the case of a replacement blanket policy, a certificate thereof of the insurer together with a counterpart of the blanket policy). In the event the Trustor shall fail to effect or maintain any insurance required to be effected or maintained pursuant to the provisions of this Section 2.1, the Trustor will indemnify the Trustee and the Beneficiary against damage, loss or liability resulting from all risks for which such insurance should have been effected or maintained.

         SECTION 2.1.4. Separate Insurance. The Trustor will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 2.1.

         SECTION 2.2. Damage, Destruction or Taking; Trustor to Give Notice; Assignment of Awards. In case of

                  (a) any material damage to or destruction of the Trust Premises or any material part thereof, or

                  (b) any taking, whether for permanent or temporary use, of all or any material part of the Trust Premises or any material interest therein or material right accruing thereto, as the result of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Trust Premises or any portion thereof (a "Taking"), or the commencement of any proceedings or negotiations which may result in a Taking, the Trustor will promptly give written notice thereof to the Trustee and the Beneficiary, generally describing the nature and extent of such damage or destruction and the Trustor's best estimate of the cost of restoring the Trust Premises, or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom, as the case may be. The Beneficiary shall be entitled to all insurance proceeds payable on account of such damage or destruction and to all awards or payments allocable to the Trust Premises on account of such Taking up to the amount of the Secured Obligations, and the Trustor hereby irrevocably assigns, transfers and sets over to the Beneficiary all rights of the Trustor to any such proceeds, awards or payments up to the amount of the Secured Obligations and irrevocably authorizes and empowers the Beneficiary, at its option, in the name of the Trustor or otherwise, to file and prosecute what would otherwise be the Trustor's claim for any such proceeds, award or payment and to collect, receipt for and retain the same for disposition in accordance with Section 2.3. The Trustor will pay all reasonable costs and expenses incurred by the Trustee or the Beneficiary in connection with any such damage, destruction or Taking and seeking and obtaining any insurance proceeds, awards or payments in respect thereof.

         SECTION 2.3. Application of Proceeds and Awards. The Beneficiary may, at its option, apply all amounts recovered under any insurance policy required to be maintained by the Trustor hereunder and all awards received by it on account of any Taking in any one or more of the following ways:

                  (a) to the payment of the reasonable costs and expenses incurred by the Trustee, or the Beneficiary, in obtaining any such insurance proceeds or awards, including the fees and expenses of attorneys and insurance and other experts and consultants, the costs of litigation, arbitration, mediation, investigations and other judicial, administrative or other proceedings and all other out-of-pocket expenses;

                  (b) to the payment of the principal of the Fixed Asset Loans and any interest (including post-petition interest payable in any proceedings for bankruptcy under applicable law ("Post Petition Interest") to the extent such interest is a Secured Obligation) accrued and unpaid thereon, without regard to whether any portion or all of such amounts shall be matured or unmatured; and, in case such amount shall be insufficient to pay in full all such amounts, then such amount shall be applied, first, to the payment of all amounts of interest (including Post-Petition Interest to the extent such interest is a Secured Obligation) accrued on the Fixed Asset Loans and unpaid, second, to the payment of all amounts of principal at the time outstanding;

                  (c) to the payment of, or the application to, any Secured Obligation (other than as provided in clause (b) above);

                  (d) to fulfill any of the other covenants contained herein, in the Credit Agreement pertaining to the Fixed Assets Loans, or in any other Loan Document pertaining to the Fixed Assets Loans, as the Beneficiary may determine in its sole discretion;

                  (e) to the Trustor for application to the cost of restoring the Trust Premises and the replacement of Goods destroyed, damaged or taken; or

                  (f) to the Trustor.

         Notwithstanding the foregoing provisions of this Section 2.3 to the contrary (but subject to the provisions of Section 2.4), and if each of the following conditions is satisfied, the Beneficiary, upon request of the Trustor, shall apply insurance proceeds or condemnation awards received by it to the restoration or replacement of the Trust Premises, to the extent necessary for the restoration or replacement thereof:

                           (i) there shall then exist no uncured Event of Default;

                           (ii) the Trustor shall furnish to the Beneficiary a
                  certificate of an architect or engineer reasonably acceptable to the Beneficiary stating (x) that the Trust Premises is capable of being restored, prior to the maturity of the Credit Agreement, to substantially the same condition as existed prior to the casualty or Taking, (y) the aggregate estimated direct and indirect costs of such restoration and (z) as to any Taking, that the property taken in such Taking, or sold under threat thereof, is not necessary to the Trustor's customary use or occupancy of the Property or Trustor otherwise provides Mortgagee adequate assurance that the Trust Premises can be restored or is not necessary to Trustor's customary use or occupancy of the Property; and

                           (iii) in the event that the estimated cost of
                  restoration set forth in the certificate of such architect or engineer (and such revisions to such estimate as are from time to time made) exceeds the net insurance proceeds or condemnation awards actually received from time to time, the Trustor shall deposit the amount of such excess with the Beneficiary.

         In the event that such insurance proceeds or condemnation awards are to be utilized in the restoration of the Trust Premises, the Beneficiary shall disburse such Proceeds and the additional amounts deposited by the Trustor for such restoration after receipt of a written request for disbursement, on not fewer than five (5) nor more than twelve (12) Business Days notice and, to the extent applicable, in accordance with the Beneficiary's customary construction loan procedures and conditions. In the event that such insurance or condemnation awards are to be utilized to replace the Trust Premises so destroyed or taken, the Beneficiary shall disburse such Proceeds after receipt of a written request for disbursement, on not fewer than five (5) Business Days nor more than twelve
(12) Business Days notice simultaneously with the acquisition of such replacement property by the Trustor. In the event that, after the restoration or replacement of the Trust Premises, any insurance or condemnation awards shall remain, such amount shall be paid to the Trustor. Insurance proceeds and condemnation awards shall be invested in the manner reasonably requested by the Trustor and approved by the Beneficiary, and all interest earned thereon shall be applied as provided in this Section 2.3. If, prior to the receipt by the

Beneficiary of such insurance proceeds or condemnation awards, the Trust Premises shall have been sold on foreclosure, the Beneficiary shall have the right to receive said insurance proceeds or condemnation awards to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment shall have been sought or recovered or denied, and the reasonable attorneys' fees, costs and disbursements incurred by the Beneficiary in connection with the collection of such award or payment.

         SECTION 2.4. Total Taking and Total Destruction. In the event of a Total Destruction or a Total Taking, the Beneficiary shall apply all amounts recovered under any insurance policy referred to in Section 2.1.1 and all awards received by it on account of any such Taking as follows:

                  (a) first, to the payment of the reasonable costs and expenses incurred by the Beneficiary in obtaining any such insurance proceeds or awards, including the fees and expenses of attorneys and insurance and other experts and consultants, the costs of litigation, arbitration, mediation, investigations and other judicial, administrative or other proceedings and all other out-of-pocket expenses;

                  (b) second, to the payment of the principal of the Fixed Assets Loans and any interest (including Post-Petition Interest to the extent such interest is a Secured Obligation) accrued and unpaid thereon, without regard to whether any portion or all of such amounts shall be matured or unmatured; and, in case such amount shall be insufficient to pay in full all such amounts, then such amount shall be applied, first, to the payment of all amounts of interest (including Post-Petition Interest to the extent such interest is a Secured Obligation) accrued on the Fixed Assets Loans and unpaid, and second, to the payment of all amounts of principal at the time outstanding;

                  (c) third, to the payment of, or the application to, any Secured Obligation (other than as provided in clause (b) above);

                  (d) fourth, to fulfill any of the other covenants contained herein as the Beneficiary may determine; and

                  (e) fifth, the balance, if any, to the Trustor.

                                   ARTICLE III

                        EVENTS OF DEFAULT; REMEDIES, ETC.

         SECTION 3.1. Events of Default; Acceleration. If an "Event of Default" (pursuant to and as defined in the Credit Agreement) shall have occurred and be continuing, then and in any such event the Beneficiary may at any time thereafter (unless all Events of Default shall theretofore have been remedied and all costs and expenses, including, without limitation, attorneys' fees and expenses incurred by or on behalf of the Beneficiary, shall have been paid in full by the Trustor) declare, by written notice to the Trustor, the Fixed Assets Loans and all other Secured Obligations to be due and payable immediately or on a date specified in such notice (provided that, upon the occurrence of any Event of Default described in Section
8.1.9 of the Credit Agreement, the Fixed Assets Loans and all other Secured Obligations shall automatically become due and payable), and on such date the same shall be and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which the Trustor hereby waives. The Trustor will pay on demand all costs and expenses, including without limitation, attorneys' fees and expenses, incurred by or on behalf of the Beneficiary in enforcing this Deed of Trust, or any other Loan Document evidencing or securing the Fixed Assets Loans, or occasioned by any default hereunder or thereunder.

         SECTION 3.2. Legal Proceedings; Judicial Foreclosure. If an Event of Default shall have occurred and be continuing, the Trustee at any time may, at its election, proceed at law or in equity or otherwise to enforce the payment and performance of the Secured Obligations in accordance with the terms hereof and thereof and to foreclose the lien of this Deed of Trust as against all or any part of the Trust Premises and to have the same sold under the judgment or decree of a court of competent jurisdiction. The Beneficiary shall be entitled to recover in such proceedings all costs incident thereto, including the Trustee's fees and attorneys' fees and expenses in such amounts as may be fixed by the court.

         SECTION 3.3. Power of Sale. If an Event of Default shall have occurred and be continuing, the Beneficiary may sell or offer for sale the Trust Premises in such portions, order and parcels as the Beneficiary may determine, with or without having first taken possession of the same, to the highest bidder for cash at public auction. Such sale shall be made at the courthouse of the county wherein the Land (or any of that portion thereof to be sold) is situated (whether the parts or parcels thereof, if any, in different counties are contiguous or not, and without the necessity of having any personal property hereby mortgaged present at such sale) on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m. after posting a written or printed notice or notices of the place, the earliest time at which the sale will begin and terms of the sale of the Trust Premises for twenty-one (21) days prior to the date of the sale at the courthouse door of the county in which the sale is to be made and at the courthouse door of any other county in which a portion of the Trust Premises may be situated and filing a copy of such notice(s) in the office of the county clerk in each of such counties, and by serving written notice of the proposed sale at least twenty-one (21) days preceding the date of sale by certified mail on each debtor obligated to pay the Secured Obligations according to the records of the Beneficiary. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly stamped and addressed to such debtor at the most recent address as shown by the records of the Beneficiary, in a post office or official depository under the care and custody of the United States. It is agreed that the posting and transmittal of notices may be performed by the Trustee, Beneficiary, or by any person acting for them. In lieu of the foregoing, the sale may be accomplished by following the procedures permitted or required by Section 51.002 of the

Texas Property Code, as same may be amended from time to time, relating to the sale of real estate and/or by the Texas Uniform Commercial Code-Secured Transactions (same being Chapter 9 of the Texas Business and Commerce Code) relating to the sale of personal property collateral after default by a debtor (as said Section and Chapter may now exist or may hereafter be amended or succeeded), or by any other present or subsequent articles or enactments relating to the same. Nothing contained in this Section shall be construed to limit in any way the Trustee's rights to sell the Trust Premises by private sale if, and to the extent, that such private sale is permitted under the laws of the State or by public or private sale after entry of judgment by any court of competent jurisdiction ordering the same. At any such sale (i) whether made under power herein contained, Section 51.002 of the Texas Property Code, the Texas Uniform Commercial Code-Secured Transactions, any other legal requirement or by virtue of any judicial procedure or any other legal right, remedy or recourse, it shall not be necessary for the Trustee to have physically present, or to have constructive possession of, the Trust Premises (Trustor hereby covenanting and agreeing to deliver to the Trustee any portion of the Trust Premises not actually or constructively possessed by the Trustee immediately upon demand by the Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by the Trustee shall contain a special warranty of title, binding upon Trustor, (iii) each and every recital contained in any instrument of conveyance made by the Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Secured Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor to the Trustee hereunder, (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of the Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, Trustor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar, both at law and in equity, against Trustor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Trustor, and (vii) to the extent and under such circumstances as are permitted by law, Beneficiary may be a purchaser at any such sale. The Trust Premises may be sold in one or more parcels and in such manner and order as Trustee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales but other and successive sales may be made until all of the Trust Premises have been sold or until the Secured Obligations has been fully satisfied. In case Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under this Deed of Trust and shall thereafter elect to discontinue or abandon the same for any reason, Beneficiary shall have the unqualified right so to do and, in such event, Trustor and Beneficiary shall be restored to their former positions with respect to the Secured Obligations, the Trust Premises and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

         SECTION 3.4. Uniform Commercial Code Remedies. If an Event of Default shall have occurred and be continuing, the Beneficiary may exercise from time to time and at any time any rights and remedies available to it under applicable law upon default in the payment of indebtedness, including, without limitation, any right or remedy available to it as a secured party under the Uniform Commercial Code of the State. The Trustor shall, promptly upon request by the Trustee or the Beneficiary, assemble the Trust Premises, or any portion thereof generally described in such request, and make it available to the Trustee or the Beneficiary, at such place or places designated by the Trustee or the Beneficiary, and reasonably convenient to the Trustee or the Beneficiary. If the Beneficiary elects to proceed under the Uniform Commercial Code of the State to dispose of portions of the Trust Premises, the Trustee or the Beneficiary, at their respective option, may give the Trustor notice of the time and place of any public sale of any such property, or of the date after which any private sale or other disposition thereof is to be made, by sending notice by registered or certified first class mail, postage prepaid, to the Trustor at least ten (10) days before the time of the sale or other disposition. If any notice of any proposed sale, assignment or transfer by the Beneficiary of any portion of the Trust Premises or any interest therein is required by law, the Trustor conclusively agrees that ten (10) days notice to the Trustor of the date, time and place (and, in the case of a private sale, the terms) thereof is reasonable.

         SECTION 3.5. Trustee and Beneficiary Authorized to Execute Deeds, etc. The Trustor irrevocably appoints the Trustee and the Beneficiary (which appointment is coupled with an interest) the true and lawful attorney of the Trustor, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement hereof, whether pursuant to power of sale, foreclosure or otherwise, to execute and deliver all such deeds, bills of sale, assignments, releases and other instruments as may be designated in any such request.

         SECTION III.6. Purchase of Trust Premises by Beneficiary. The Beneficiary may be a purchaser of the Trust Premises or of any part thereof or of any interest therein at any sale thereof, whether pursuant to power of sale, foreclosure or otherwise, and the Beneficiary may apply upon the purchase price thereof the indebtedness secured hereby owing to the Beneficiary. Such purchaser shall, upon any such purchase, acquire good title to the properties so purchased, free of the security interest and lien of this Deed of Trust and free of all rights of redemption in the Trustor.

         SECTION 3.7. Receipt a Sufficient Discharge to Purchaser. Upon any sale of the Trust Premises or any part thereof or any interest therein, whether pursuant to power of sale, foreclosure or otherwise, the receipt of the Trustee or the officer making the sale under judicial proceedings shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obliged to see to the application thereof.

         SECTION 3.8. Waiver of Appraisement, Valuation, etc. The Trustor hereby waives, to the fullest extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Trust Premises or any part thereof or any interest therein.

         SECTION 3.9. Sale a Bar Against Trustor. Any sale of the Trust Premises or any part thereof or any interest therein under or by virtue of this Deed of Trust, whether pursuant to power of sale, foreclosure or otherwise, shall forever be a bar, against the Trustor.

         SECTION 3.10. Secured Obligations to Become Due on Sale. Except as otherwise provided in the Credit Agreement, upon any sale of the Trust Premises or any portion thereof or interest therein by virtue of the exercise of any remedy by the Trustee or the Beneficiary under or by virtue of this Deed of Trust, whether pursuant to power of sale, foreclosure or otherwise in accordance with this Deed of Trust or by virtue of any other remedy available at law or in equity or by statute or otherwise, at the option of the Trustee or the Beneficiary any sums or monies due and payable pursuant to the Credit Agreement pertaining to the Fixed Assets Loans, the Loan Documents pertaining to the Fixed Assets Loans and in connection with the Fixed Assets Loans and/or the Secured Obligations, shall, if not previously declared due and payable, immediately become due and payable, together with interest accrued thereon, and all other indebtedness which this Deed of Trust by its terms secures.

         SECTION 3.11. Application of Proceeds of Sale and Other Moneys. Except as otherwise provided in the Credit Agreement or in this Deed of Trust, the proceeds of any sale of the Trust Premises or any part thereof or any interest therein under or by virtue of this Deed of Trust, whether pursuant to power of sale, foreclosure or otherwise, and all other moneys at any time held by the Trustee or the Beneficiary as part of the Trust Premises, shall be applied in such order of priority as the Beneficiary shall determine in its sole and absolute discretion including, without limitation, as follows:

                  (a) first, to the payment of the reasonable costs and expenses of such sale (including, without limitation, the cost of evidence of title and the costs and expenses, if any, of taking possession of, retaining custody over, repairing, managing, operating, maintaining and preserving the Trust Premises or any part thereof prior to such sale), all reasonable costs and expenses incurred by the Trustee, the Beneficiary, or any other Person in obtaining or collecting any insurance proceeds, condemnation awards or other amounts received by the Beneficiary, all reasonable costs and expenses of any receiver of the Trust Premises or any part thereof, and any Impositions or other charges or expenses prior to the security interest or lien of this Deed of Trust, which the Trustee or the Beneficiary may consider it necessary or desirable to pay;

                  (b) second, to the payment of any Secured Obligation (other than those set forth in Section 3.11(c) below);

                  (c) third, to the payment of all amounts of principal of and interest (including

         Post-Petition Interest to the extent such interest is a Secured Obligation) at the time due and payable under the Credit Agreement pertaining to the Fixed Assets Loans at the time outstanding (whether due by reason of maturity or by reason of any prepayment requirement or by declaration or acceleration or otherwise), including interest at the rate provided for in the Credit Agreement on any overdue principal and (to the extent permitted under applicable law) on any overdue interest; and, in case such moneys shall be insufficient to pay in full such principal and interest, then, first, to the payment of all amounts of interest (including Post-Petition Interest to the extent such interest is a Secured Obligation) at the time due and payable and, second, to the payment of all amounts of principal at the time due and payable under the Fixed Assets Loans; and

                  (d) fourth, the balance, if any, held by the Trustee or the Beneficiary after payment in full of all amounts referred to in subdivisions Sections 3.11 (a), (b) and (c) above, shall, unless a court of competent jurisdiction may otherwise direct by final order not subject to appeal, be paid to or upon the direction of the Trustor.

         SECTION 3.12. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, the Beneficiary shall, as a matter of right, without notice, and without regard to the adequacy of any security for the indebtedness secured hereby or the solvency of the Trustor, be entitled to the appointment of a receiver for all or any part of the Trust Premises, whether such receivership be incidental to a proposed sale of the Trust Premises or otherwise, and the Trustor hereby consents to the appointment of such a receiver and will not oppose any such appointment.

         SECTION 3.13. Possession, Management and Income. If an Event of Default shall have occurred and be continuing, in addition to, and not in limitation of, the rights and remedies provided in Section 1.14, the Trustee or the Beneficiary upon five (5) days written notice to the Trustor, may enter upon and take possession of the Trust Premises or any part thereof by force, summary proceeding, ejectment or otherwise and may remove the Trustor and all other Persons and any and all property therefrom and may hold, operate, maintain, repair, preserve and manage the same and receive all earnings, income, Rents, issues and Proceeds accruing with respect thereto or any part thereof. The Trustee and the Beneficiary shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management, except that any amounts so received by the Trustee or the Beneficiary shall be applied to pay all costs and expenses of so entering upon, taking possession of, holding, operating, maintaining, repairing, preserving and managing the Trust Premises or any part thereof, and any Impositions or other charges prior to the lien and security interest of this Deed of Trust which the Trustee or the Beneficiary may consider it necessary or desirable to pay, and any balance of such amounts shall be applied as provided in Section 3.11.

         SECTION 3.14. Right of Trustee and the Beneficiary to Perform Trustor's Covenants, etc. If the Trustor shall fail to make any payment or perform any act required to be made or performed hereunder or under the Credit Agreement pertaining to the Fixed Assets

Loans or any other Loan Document pertaining to the Fixed Assets Loans, the Beneficiary, without notice to or demand upon the Trustor and without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Trustor, and may enter upon the Trust Premises for such purpose and take all such action thereon as, in either the Trustee's or the Beneficiary's opinion, may be necessary or appropriate therefor. No such entry and no such action shall be deemed an eviction of any lessee of the Property or any part thereof. All sums so paid by the Trustee or the Beneficiary, and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the rate provided for in Section 3.2.2 of the Credit Agreement from the date of payment or incurring, shall constitute additional indebtedness under the Credit Agreement secured by this Deed of Trust and shall be paid by the Trustor to the Trustee or the Beneficiary, as the case may be, on demand.

         SECTION 3.15. Subrogation. To the extent that either of the Trustee or the Beneficiary, on or after the date hereof, pays any sum due under any provision of any Legal Requirement or any instrument creating any lien prior or superior to the lien of this Deed of Trust, or the Trustor or any other Person pays any such sum with the proceeds of the Fixed Assets Loans, the Trustee and/or the Beneficiary shall have and be entitled to a lien on the Trust Premises equal in priority to the lien discharged, and the Trustee and/or the Beneficiary shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit the Beneficiary in securing the Secured Obligations.

         SECTION 3.16. Remedies, etc., Cumulative. Each right, power and remedy of the Trustee and/or the Beneficiary provided for in this Deed of Trust, the Credit Agreement pertaining to the Fixed Assets Loans, or any other Loan Document pertaining to the Fixed Assets Loans, or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Deed of Trust, the Credit Agreement or any other Loan Document pertaining to the Fixed Assets Loans, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Trustee or the Beneficiary of any one or more of the rights, powers or remedies provided for in this Deed of Trust, the Credit Agreement, or any other Loan Document pertaining to the Fixed Assets Loans, or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Trustee or the Beneficiary of any or all such other rights, powers or remedies.

         SECTION 3.17. Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Deed of Trust may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Deed of Trust or any application thereof shall be invalid or unenforceable, the remainder of this Deed of Trust and any other application of such term shall not be affected thereby.

         SECTION 3.18. No Waiver, etc. No failure by the Trustee or the Beneficiary to insist upon the strict performance of any term hereof or of the Credit Agreement, or of any other Loan Document, or to exercise any right, power or remedy consequent upon a breach hereof or thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Deed of Trust, which shall continue in full force and effect with respect to any other then existing or subsequent breach. By accepting payment or performance of any amount or other Secured Obligations secured hereby before or after its due date, neither the Trustee nor the Beneficiary shall be deemed to have waived its right either to require prompt payment or performance when due of all other amounts and Secured Obligations payable hereunder or to declare a default for failure to effect such prompt payment.

         SECTION 3.19. Compromise of Actions, etc. Any action, suit or proceeding brought by the Trustee or the Beneficiary pursuant to any of the terms of this Deed of Trust, the Credit Agreement pertaining to the Fixed Assets Loans, any other Loan Document pertaining to the Fixed Assets Loans, or otherwise, and any claim made by the Trustee or the Beneficiary hereunder or thereunder, may be compromised, withdrawn or otherwise dealt with by the Trustee or the Beneficiary without any notice to or approval of the Trustor.


                                   ARTICLE IV

                                   DEFINITIONS

         SECTION 4.1. Terms Defined in this Deed of Trust. When used herein the following terms have the following meanings:

         "Beneficiary" shall have the meaning set forth in the preamble.

         "Borrowers" shall have the meaning set forth in the second recital.

         "Contracts" shall have the meaning set forth in clause (h) of the granting clause.

         "Credit Agreement" shall have the meaning set forth in the second recital.

         "Credit Extensions" shall have the meaning set forth in the the second recital.

         "Deed of Trust" shall have the meaning set forth in the preamble.

         "Default" means any Event of Default or any condition or event which, after notice or lapse of time, or both, would constitute an Event of Default.

         "Goods" shall have the meaning set forth in clause (c) of the granting clause.

         "herein", "hereof", "hereto", and "hereunder" and similar terms refer to this Deed of Trust and not to any particular Section, paragraph or provision of this Deed of Trust.

         "Highest Lawful Rate" shall have the meaning set forth in Section 5.15.

         "Impositions" shall have the meaning set forth in Section 1.5.

         "Improvements" shall have the meaning set forth in clause (b) of the granting clause.

         "Indemnified Parties" shall have the meaning set forth in Section 1.16.

         "Insurance Requirements" shall have the meaning set forth in paragraph
(a) of Section 1.6.

         "Land" shall have the meaning set forth in the first recital.

         "Leases" shall have the meaning set forth in clause (e) of the granting clause.

         "Legal Requirements" shall have the meaning set forth in paragraph (b) of Section 1.6.

         "Permits" shall have the meaning set forth in clause (g) of the granting clause.

         "Permitted Encumbrances" shall have the meaning set forth in Section
1.2.

         "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency or officer.

         "Plans" shall have the meaning set forth in clause (f) of the granting clause.

         "Post-Petition Interest" shall have the meaning set forth in Section
2.3.

         "Proceeds" shall have the meaning set forth in clause (k) of the granting clause.

         "Property" shall have the meaning set forth in clause (b) of the granting clause.

         "Real Estate" shall have the meaning set forth in clause (a) of the granting clause.

         "Rents" shall have the meaning set forth in clause (j) of the granting clause.

         "Secured Obligations" means the Fixed Assets Obligations and all Obligations with respect to the Fixed Assets Loans now or hereafter existing under the Credit Agreement or any

Loan Document pertaining to the Fixed Assets Loans, and all obligations (monetary or otherwise) arising under or in connection with the Fixed Assets Notes or the Fixed Assets Loans, whether for principal, interest, costs, fees, expenses or otherwise, and all other Fixed Assets Obligations.

         "State" means the State of Texas.

         "Total Destruction" means any damage to or destruction of the Improvements or any part thereof which, in the reasonable estimation of the Beneficiary shall require the expenditure of an amount in excess of Forty Million Dollars ($40,000,000) to restore the Improvements to substantially the same condition of the Improvements immediately prior to such damage or destruction.

         "Total Taking" means a Taking, whether permanent or for temporary use, which, in the reasonable judgment of the Beneficiary, shall substantially interfere with and adversely affect the normal operation of the Property by the Trustor to such an extent as would reasonably be anticipated to cause a Material Adverse Effect.

         "Trustee" shall have the meaning set forth in the preamble.

         "Trustor" shall have the meaning set forth in the preamble.

         "Trust Premises" shall have the meaning set forth in the granting clause.

         SECTION 4.2. Use of Defined Terms. Terms for which meanings are provided in this Deed of Trust shall, unless otherwise defined or the context otherwise requires, have such meanings when used in any certificate and any opinion, notice or other communication delivered from time to time in connection with this Deed of Trust or pursuant hereto.

         SECTION 4.3. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Deed of Trust, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.1.      Further Assurances; Financing Statements.

         SECTION 5.1.1. Further Assurances. The Trustor, at its expense, will execute, acknowledge and deliver all such instruments and take all such other action as the Trustee or the Beneficiary from time to time may reasonably request:

                  (a) better to subject to the lien and security interest of this Deed of Trust all or any portion of the Trust Premises,

                  (b) to perfect, publish notice or protect the validity of the lien and security interest of this Deed of Trust,

                  (c) to preserve and defend the title to the Trust Premises and the rights of the Trustee or the Beneficiary therein against the claims of all Persons as long as this Deed of Trust shall remain undischarged,

                  (d) to better subject to the lien and security interest of this Deed of Trust or to maintain or preserve the lien and security interest of this Deed of Trust with respect to any replacement or substitution for any Trust Premises or any other after-acquired property except as provided in the Credit Agreement, or

                  (e) in order to further effectuate the purposes of this Deed of Trust and to carry out the terms hereof and to better assure and confirm to the Trustee and the Beneficiary their rights, powers and remedies hereunder.

         SECTION 5.1.2. Financing Statements. Notwithstanding any other provision of this Deed of Trust, the Trustor hereby agrees that, without notice to or the consent of the Trustor, the Beneficiary may file with the appropriate public officials such financing statements, continuation statements, amendments and similar documents as are or may become necessary to perfect, preserve or protect the security interest granted by this Deed of Trust.

         SECTION 5.2. Additional Security. Without notice to or consent of the Trustor, and without impairment of the security interest and lien and rights created by this Deed of Trust, the Trustee or the Beneficiary and the Lenders may accept from the Trustor or any other Person additional security for the Secured Obligations. Neither the giving of this Deed of Trust nor the acceptance of any such additional security shall prevent the Trustee or the Beneficiary from resorting first to such additional security, or, first, to the security created by this Deed of Trust, or concurrently to both, in any case without affecting the Trustee's or the Beneficiary's lien and rights under this Deed of Trust.

         SECTION 5.3. Defeasance, Partial Release, etc.

         SECTION 5.3.1. Defeasance. If the Fixed Assets Loans and all other amounts owing pursuant to the Credit Agreement pertaining to the Fixed Assets Loans and the other Loan Documents pertaining to the Fixed Assets Loans shall be repaid in full in accordance with the terms thereof, and if the Trustor shall pay, in full, the principal of and premium, if any, and interest on the Secured Obligations in accordance with the terms thereof and hereof and all other sums payable hereunder by the Trustor and shall comply with all the terms, conditions and requirements hereof and of the Secured Obligations, or otherwise as may be provided in the

Credit Agreement, then on such date, the Beneficiary shall, upon the request of the Trustor and at the Trustor's sole cost and expense, execute and deliver such instruments, in form and substance reasonably satisfactory to the Beneficiary, as may be necessary to effectively reconvey, release and discharge this Deed of Trust

         SECTION 5.3.2. Partial Release, etc. The Trustee may, at the direction of the Beneficiary, at any time and from time to time, without liability therefor, and without prior notice to the Trustor, release or reconvey any part of the Trust Premises, consent to the making of any map or plat of the Property, join in granting any easement thereon or join in any extension agreement or agreement subordinating the lien of this Deed of Trust.

         SECTION 5.4. Notices, etc. All notices and other communications provided to any of the parties hereto shall be in writing and addressed, delivered or transmitted to such party as set forth in the Credit Agreement.

         SECTION 5.5. Waivers, Amendments, etc. The provisions of this Deed of Trust may be amended, discharged or terminated and the observance or performance of any provision of this Deed of Trust may be waived, either generally or in a particular instance and either retroactively or prospectively, only by an instrument in writing executed by the Trustor and the Beneficiary.

         SECTION 5.6. Cross-References. References in this Deed of Trust and in each instrument executed pursuant hereto to any Section or Article are, unless otherwise specified, to such Section or Article of this Deed of Trust or such instrument, as the case may be, and references in any Section, Article or definition to any clause are, unless otherwise specified, to such clause of such Section, Article or definition.

         SECTION 5.7. Headings. The various headings of this Deed of Trust and of each instrument executed pursuant hereto are inserted for convenience only and shall not affect the meaning or interpretation of this Deed of Trust or such instrument or any provisions hereof or thereof.

         SECTION 5.8. Currency. Unless otherwise expressly stated, all references to any currency or money, or any dollar amount, or amounts denominated in "Dollars" herein will be deemed to refer to the lawful currency of the United States.

         SECTION 5.9. Governing Law. THIS DEED OF TRUST SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE.

         SECTION 5.10. Successors and Assigns, etc. This Deed of Trust shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 5.11. Concerning the Trustee.

         SECTION 5.11.1. Acceptance of Trusts; Certain Terms of the Trusts. The Trustee, for itself and its successors, hereby accepts the trusts of this Deed of Trust, but only upon the terms herein set forth, including the following:

                  (a) The recitals in this Deed of Trust and in any supplement hereto which may hereafter be executed by the Trustor and the Trustee shall be taken as the statements of the Trustor and shall not be considered as made by, or imposing any obligation or liability upon, the Trustee.

                  (b) The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or through its agents or attorneys, and the Trustee shall not be responsible for the acts of any agent or attorney appointed by it in good faith and without negligence.

                  (c) The Trustee may, at the expense of the Trustor, consult with legal counsel to be selected by it, and the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the advice of counsel.

                  (d) The Trustor will pay to the Trustee from time to time, on demand, compensation for all services rendered hereunder (which shall not be limited to the compensation of trustees of any express trust as provided by law) and also all reasonable expenses, charges, counsel fees and other disbursements and those of its agents and attorneys, made or incurred in the administration of the trusts hereby created and any other duties hereby imposed. The Trustor agrees to indemnify and save harmless the Trustee against and from any liability or damages which it may incur or sustain, in good faith, in the exercise and performance of any of its powers and duties hereunder.

                  (e) The Trustee shall not be liable, in case of taking possession of the Trust Premises, for debts contracted or liability or damages incurred in the management or operation of the Trust Premises, for the salaries of employees of the Trustor or for nonfulfillment of contracts by the Trustor.

                  (f) The Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, statement, obligation, appraisal or other document believed by it to be genuine and to have been signed by the proper party or parties or by a person or persons authorized to act on his or their behalf.

                  (g) The Trustee shall not be responsible for the validity or genuineness of any securities, personal property, notes or deeds of trust at any time pledged and deposited hereunder.

         SECTION 5.11.2. Duties and Responsibility of Trustee; In Case of Default; Prior to Default; When Acting Under Direction of Beneficiary. If an Event of Default shall have occurred and shall be continuing to the actual knowledge of the Trustee, or if the Trustee shall have received notice thereof from the Beneficiary, the Trustee, only if so directed by the Beneficiary, shall exercise such of the rights and powers vested in it by this Deed of Trust, and in so doing shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. None of the provisions of this Deed of Trust shall be construed as relieving the Trustee from liability for its own negligent action, own negligent failure to act, or own willful misconduct, except that,

                  (a) so long as no Event of Default shall have occurred and be continuing,

                           (1) the Trustee shall not be liable except for the
                  performance of such duties as are specifically set forth in this Deed of Trust, and no implied covenants or obligations shall be read into this Deed of Trust against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Deed of Trust, and

                           (2) in the absence of bad faith on the part of the
                  Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of opinions expressed therein, upon certificates or opinions conforming to the requirements of this Deed of Trust;

                  (b) the Trustee shall not be liable for any error of judgment made in good faith by an officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with provisions of applicable law and the direction of the Beneficiary, relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Deed of Trust;

                  (d) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Deed of Trust;

                  (e) if an Event of Default shall have occurred and shall be continuing, the Trustee shall not exercise any of the powers granted to it hereunder unless and until specifically requested to do so by the Beneficiary; and

                  (f) none of the provisions contained in this Deed of Trust shall require the Trustee to advance or use its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

         SECTION 5.11.3. Notice of Default. The Trustee shall, within ten days after it has actual knowledge thereof, give to the Beneficiary notice of any Default.

         SECTION 5.11.4. Resignation and Removal; Appointment of Successor Trustee.

                  (a) The Trustee may resign and be discharged from the trusts hereby created by giving written notice thereof to the Trustor and to the Beneficiary. Such resignation shall become effective upon the appointment of its successor and such successor's acceptance of such appointment, provided that, if a successor Trustee has not been so appointed, or, if so appointed, has not accepted the appointment within thirty (30) days after the date of such written notice of resignation, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

                  (b) The Trustee may be removed at any time by an instrument or instruments signed by the Beneficiary and filed with the Trustor and the Trustee.

                  (c) The Beneficiary may appoint a successor Trustee at any time by filing for record in the office of the Register of Deeds of the County in which the Property is located a substitution of Trustee. From the time the substitution is filed for record, the successor Trustee shall succeed to all of the powers, duties, authority and title of the Trustee without the necessity of any conveyance from the Trustee originally herein named or any successor. Each such substitution shall be executed and acknowledged, and notice thereof shall be given and proof thereof made in accordance with applicable law. The Trustor agrees to accept and confirm any such successor Trustee hereunder by executing and delivering a supplemental Deed of Trust and security agreement or any other appropriate agreement.....

         SECTION 5.12. Waiver of Jury Trial; Submission to Jurisdiction.

                  (a) EACH OF THE TRUSTOR, THE TRUSTEE AND THE BENEFICIARY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS DEED OF TRUST, THE CREDIT AGREEMENT, ANY LOAN DOCUMENT PERTAINING TO THE FIXED ASSETS LOANS OR ANY OTHER RELATED INSTRUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE TRUSTOR, THE TRUSTEE, OR THE BENEFICIARY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE TRUSTEE AND THE BENEFICIARY AND THE FIXED ASSETS LENDERS TO ENTER INTO THE TRANSACTIONS PROVIDED FOR IN THE CREDIT AGREEMENT AND TO MAKE THE FIXED ASSETS LOANS.

                  (b) FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INVOLVING THIS DEED OF TRUST, THE CREDIT AGREEMENT AS PERTAINS TO THE FIXED ASSETS LOANS OR ANY OTHER LOAN DOCUMENT AS PERTAINS TO THE FIXED ASSETS LOANS, THE TRUSTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE AND CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE IN ACCORDANCE WITH APPLICABLE LAW, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED. THE TRUSTOR AND THE BENEFICIARY EACH EXPRESSLY WAIVES, TO THE EXTENT IT MAY LAWFULLY DO SO, ANY OBJECTION, CLAIM OR DEFENSE WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS DEED OF TRUST, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT PERTAINING TO THE FIXED ASSETS LOANS IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE PERSON OF THE TRUSTOR. NOTHING CONTAINED HEREIN WILL BE DEEMED TO PRECLUDE EITHER OF THE TRUSTEE OR THE BENEFICIARY FROM BRINGING AN ACTION AGAINST THE TRUSTOR IN ANY OTHER JURISDICTION.

         SECTION 5.13. Severability; Conflicts. Any provision of this Deed of Trust, the Credit Agreement or any other Loan Document pertaining to the Fixed Assets Loans which is prohibited or unenforceable in any jurisdiction shall as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Deed of Trust, the Credit Agreement or such Loan Document pertaining to the Fixed Assets Loans or affecting the validity or enforceability of such provision in any other jurisdiction. In the event of any conflict between the terms of this Deed of Trust and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

         SECTION 5.14. Loan Document. This Deed of Trust is a Loan Document executed pursuant to the Credit Agreement and, unless otherwise expressly indicated herein, shall be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 5.15. Usury Savings Clause. In no event shall any provision of this instrument, the Fixed Assets Notes, or any other instrument evidencing or securing the Secured Obligations ever obligate Trustor to pay or allow Beneficiary to collect interest on the Fixed

Assets Notes or any other Secured Obligations secured hereby at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "Highest Lawful Rate"), or obligate Trustor to pay any amounts that would be held or deemed to constitute interest under applicable law which, when added to the interest payable on the Fixed Assets Notes, would be held to constitute the payment by Trustor of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary. To the extent the Highest Lawful Rate is determined by reference to the laws of the State of Texas, same shall be determined by reference to the indicated rate ceiling (as defined and described in Chapter 303 of the Texas Finance Code, as amended) at the applicable time in effect.

                  Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the Secured Obligations shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this Deed of Trust or the Fixed Assets Notes, any funds are applied to the payment of any part of the principal amount of the Secured Obligations prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the Secured Obligations remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the Secured Obligations, then Beneficiary shall refund to Trustor all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this instrument, or in any of the written evidences of the Secured Obligations, Trustor shall never be required to pay any unearned interest on the Secured Obligations or any portion thereof, and shall never be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

         SECTION 5.16. Future Advances. This Deed of Trust is a "Future Advance Deed of Trust" under the laws of the State. Any and all future advances under this Deed of Trust and the Loan Documents pertaining to the Fixed Assets Loans shall have the same priority as if the future advance was made on the date that this Deed of Trust was recorded. This Deed of Trust shall secure the Secured Obligations, whenever incurred, such Secured Obligations to be due at the times provided in the Loan Documents pertaining to the Fixed Assets Loans. Notice is hereby given that the Secured Obligations may increase as a result of any defaults hereunder by Trustor due to, for example, and without limitation, unpaid interest or late charges, unpaid taxes or insurance premiums which the Beneficiary elects to advance, defaults under leases that the Beneficiary elects to cure, attorney fees or costs incurred in enforcing the Loan Documents pertaining to the Fixed Assets Loans or other expenses incurred by the Beneficiary in protecting the Trust Premises, the security of this Deed of Trust or the Beneficiary's rights and interests.

         SECTION 5.17. Entire Agreement. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT

BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  IN WITNESS WHEREOF, the undersigned, by its duly elected officers and pursuant to proper authority of its board of directors has duly executed, acknowledged and delivered this instrument as of the day and year first above written.


                              STERLING CHEMICALS, INC., a Delaware corporation


                              By: /S/ FRANK P. DIASSI
                                 --------------------------------------------
                              Name:   Frank P. Diassi
                                   ------------------------------------------
                              Title:  Chairman
                                    -----------------------------------------






                                   DRAFTED BY:

                              Mayer, Brown & Platt
                                  1675 Broadway
                            New York, New York 10019
                         Attention: Michael Sloyer, Esq.

[CORPORATION NOTARY PAGE]

                      MULTI-STATE CORPORATE ACKNOWLEDGMENT




State of New York
County of New York


On this 22nd day of July, 1999, before me, the undersigned officer, personally appeared:

         (a) Frank P. Diassi, with a residence at 1200 Smith Street, Suite 1900 Houston, Texas 77002.

         (b)  __________________________________, with a residence at
____________________________.

personally known and acknowledged himself/herself/themselves to me (or proved to me on the basis of satisfactory evidence) to be the

         (a)  Chairman

         (b)  ________  Secretary

respectively of Sterling Chemicals, Inc., (hereinafter, the "Corporation")

and that as such officer(s), being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the Corporation by himself/herself/themselves in their authorized capacities as such officer(s) as his/her/their free and voluntary act and deed and the free and voluntary act and deed of said Corporation.

In Witness Whereof, I hereunto set my hand and official seal.


                                           /s/ DAWN M. SCHOENIG
                                           ------------------------------------
                                           Notary Public


Notarial Seal                               My Commission Expires: 8/3/99

                                                                      SCHEDULE 1


                          Legal Description of the Land

[ ]

Plant Site/Mortgage



                                   SCHEDULE I

                                     PART I

                              PROPERTY DESCRIPTION


TRACT 1:

Lots Nos. One (1) to Sixteen (16), inclusive, in Block Eighty (80), all in Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 2:

Lots Thirteen (13) and Fourteen (14), in Block Eight (8), of Texas City First Division, a subdivision in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 3:

Lots Three (3) and Four (4), in Block Eighty-one (81) of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 4:

Lots 3 and 4, in Block 79 of Texas City 1st Division in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 5:

Lots Thirteen (13) and Fourteen (14), in Block Forty-one (41) of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 6:

Lots 15 and 16, in Block 41 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of

Galveston County, Texas.

TRACT 7:

Lots Six (6) and Seven (7), in Block 42 of Texas City First Division, a subdivision in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 8:

Lot Eight (8), in Block Forty-two (42) of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 9:

Parcel 1:

The South 62-1/2 feet of Lots 1 and 2, in Block 36 of Texas City First Division, in Galveston County, Texas, according to the map of said Texas City First Division recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

Parcel 2:

The North 1/2 of Lots 1 and 2, in Block 36 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 10:

Lots 3 and 4, in Block 36 of Texas City First Division, in Galveston County, Texas, according to the map of said Texas City First Division of record in Volume 113, Page 26, of the Deed Records in the office of the County Clerk of Galveston County, Texas.

TRACT 11:

Lot 5, in Block 36 of Texas City First Division, in Galveston County, Texas, according to the map of said Texas City First Division, recorded in Volume 113, Page 26, of the records in the office of the County Clerk of Galveston County, Texas.
TRACT 12:

Lot 6, in Block 36 of Texas City First Division, in Galveston County, Texas, according to the map of said Texas City First Division recorded in Volume 113, Page 26, of the records in the office of the County Clerk of Galveston County, Texas.

TRACT 13:

Lots 7 and 8, in Block 36 of Texas City First Division, in Galveston County, Texas, according to the map of said Texas City First Division recorded in Volume 113, Page 26, of the records in the office of the County Clerk of Galveston County, Texas.

TRACT 14:

Lots 9, 10 and 11, in Block 36 of Texas City First Division according to the map of said Texas City First Division recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 15:

An undivided 111/280 interest in Lot 12, Block 36 of Texas City First Division, in Galveston County, Texas, according to the map thereof recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas; being the same interest acquired in deed dated November 26, 1962, from Lillie Mae Rice Jameson et al., to Monsanto Chemical Company.

TRACT 16:

Lots 13 and 14, in Block 36, of Texas City First Division, in Galveston County, Texas, according to the map of said Texas City First Division recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 17:

Lots 15 and 16, in Block 36 of Texas City First Division, in Galveston County, Texas, according to the map of said Texas City First Division of record in Volume 113, Page 26, of the records in the office of the County Clerk of Galveston County, Texas.

TRACT 18:

Lot 11, in Block 11 of Texas City First Division, in Galveston County, Texas, according to the map of said division of record in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 19:

Lots 13 and 14, in Block 35 of Texas City First Division, in Galveston County, Texas, according to the map thereof recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 20:

Lots 11 and 12, in Block 35 of Texas City First Division, in Galveston County, Texas, according to the map thereof recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 21:

Lots 8, 9 and 10, in Block 35 of Texas City First Division, in Galveston County, Texas, according to the map thereof recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 22:

Lots 3 and 4, in Block 35 of Texas City First Division, in Galveston County, Texas, according to map of Texas City First Division, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 23:

Lots 5, 6 and 7, in Block 35 of Texas City First Division, in Galveston County, Texas, according to the map thereof recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 24:

Lots Nine (9) and Ten (10) in Block Thirty-four (34) and Lots Seven (7) and Eight (8), in Block Forty-one (41) of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 25:

Lots Three (3), Four (4) and Five (5), in Block Thirty-four (34) of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 26:

Lots One (1) and Two (2), in Block Thirty-four (34) of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 27:

Lots Thirteen (13) and Fourteen (14), in Block Seventeen (17) of Texas City First Division, a subdivision in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 28:

Lot 12, Block 10 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 29:

Lot Eleven (11), in Block Seventeen (17), and Lots Thirteen (13), Fourteen
(14), Fifteen (15) and Sixteen (16), in Block Thirty-two (32) of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas,

TRACT 30:

Lots Fifteen (15) and Sixteen (16), in Block 16, of Texas City First Division, an addition in Galveston County, Texas, according to the map or plat thereof, recorded in, Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 31:

Lot Fourteen (14), in Block Sixteen (16) of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 32:

Lot Eleven (11), in Block Sixteen (16) of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 33:

Lots Six (6) and Seven (7), in Block 15, Texas City First Division, Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 34:

Lots One (1), Two (2) and Three (3), in Block Fifteen (15) of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 35:

Lots 15 and 16, in Block 14, of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 36:

Lots 13 and 14, in Block 14, of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 37:

Lots 11 and 12, in Block 14 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 38:

Lot 10, in Block 14 of Texas City First Division in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 39:

Lots 7, 8 and 9, in Block 14 of Texas City First Division in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 40:

Lots 5 and 6, in Block 14 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 41:

The South 62 feet of Lots 1 and 2, in Block 14 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 42:

Lots 15 and 16, in Block 13 of Texas City First Division in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 43:

Lot 14, in Block 13 of Texas City First Division in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 44:

Lot 13, Block 13 of Texas City First Division in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 45:

Lot 12, in Block 13 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 46:

Lot 11, in Block 13 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 47:

Lots 8, 9 and 10, in Block 13 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the

County Clerk of Galveston County, Texas.

TRACT 48:

Lots 3, 4, 5, 6 and 7, in Block 13 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 49:

Lots 1 and 2, in Block 13 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas

TRACT 50:

Lots 14, 15, and 16, in Block 12 of Texas City First Division in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas, being the same property heretofore conveyed by Augusta Annie Thompson to John Mitchell by deed dated February 27, 1940, and recorded in Volume 599, Page 569, of the Deed Records of Galveston County, Texas.

TRACT 51:

Lots 10 and 11, in Block 12 of Texas City First Division in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 52:

Lots 6 and 7, in Block 12 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 53:

Lots 8 and 9, in Block 12 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 54:

Lots 3, 4 and 5, in BLOCK 12 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 55:

Lot 14, in Block 11 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 56:

Lots 12 and 13, in Block 11 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 57:

Lots 9 and 10 in Block 1l of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 58:

Lots 7 and 8, in Block 11 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 59:

Lots 5 and 6, in Block 11 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 60:

Lot 4, in Block 11 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 61:

Lot 3, in Block 11 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of

Galveston County, Texas.

TRACT 62:

Lots 1 and 2, in Block 11 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 63:

Lots Nos. 13, 14, 15 and 16, in Block 10, and all of Lots 15 and 16, Block 11, of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 64:

Lot 11, in Block 10 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 65:

Lots 9 and 10 in Block 10 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 66:

Lots 7 and 8, in Block 10 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 67:

Lots 5 and 6, in Block 10 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 68:

Lots 1 and 2, in Block 10 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 69:

All that certain 2.388 acres of land out of the H.B. Wells Survey, A-205 and the Norman Hurd Survey, A-77, Galveston County, Texas, said tract subject to that certain easement dated November 30, 1932, from Texas City Terminal Railway Company to the City of Texas City, Texas, filed at Volume 485, Page 180, Galveston County Deed Records;

BEGINNING at a set 5/8 inch iron rod located in the East right-of-way line of Bay Street (100' wide) at its intersection with the extended South right-of-way line of Third Avenue North (100' wide);

THENCE S 89 deg. 33 min. 10 sec. W, 59.00 feet, along the extended South line of said Third Avenue North to a point for corner;

THENCE S 00 deg. 26 min. 50 sec. E, 1,762.63 feet, along a line Easterly of, parallel with and 41 feet perpendicular distance from the West line of Bay Street according to the plat of Texas City First Addition according to the plat thereof filed at Volume 254A, Page 28, Galveston County Deed Records, to a point for corner;

THENCE N 89 DEG. 36 min. 40 SEC. E, 59.00 feet along the South line of said Texas City First Addition, to a set 5/8 inch iron rod for corner;

THENCE N 00 deg. 26 min. 50 sec. W, 1,762.69 feet, to the POINT OF BEGINNING and containing 2.388 acres of land more or less.

TRACT 70:

Lots 3 and 4, Block 10 of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26 in the office of the County Clerk of Galveston County, Texas.

TRACT 71:

Lots 1 and 2, Block 12 of Texas City First Division, in Galveston County, Texas according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 72:

Lots 11, 12, 13, 14, 15 and 16, Block 34, all in Texas City First Division, Galveston County, Texas, according to the map or plat thereof recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 73:

Lots 3, 4, 5, 11 and 12, Block 41, of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 74 (Easement):

Coastal public lands and the Easement No. CE-82-051, being shown on the drawing labeled "Plan of Docks and Channels" attached to instrument dated January 17, 1983, filed for record in the office of the County Clerk of Galveston County, Texas, under County Clerk's File No. 8302396 and as assigned to Sterling Chemicals, Inc. pursuant to that certain Assignment of Lease and Easement from Monsanto Company dated August 1, 1986 and recorded under Clerk's File No. 8628664 in the Official Public Records of Real Property of Galveston County, Texas.

TRACT 75 (Leasehold):

Lease dated September 1, 1974, by and between Texas City Terminal Railway Company, as lessor, and Monsanto Company, a Corporation, as lessee, as assigned to Sterling Chemicals, Inc. pursuant to that certain Assignment of Lease and Easement from Monsanto Company dated August 1, 1986 and recorded under Clerk's File No. 8628664 in the Official Public Records of Real Property of Galveston County, Texas covering the land described as follows:

All that certain 3.3175 acres for ground lease out of the John Grant Survey, A-72, Galveston County, Texas, and being more particularly described as follows:

COMMENCING at a set 5/8 inch iron rod marking the Southeast corner of that certain 22.71 acres of land described in a deed dated August 19, 1969, from Texas City Terminal Railway Company to Monsanto Company filed at Volume 2051, Page 654, Galveston County Deed Records;

THENCE S 89 deg. 05 min. 40 sec. W, 117.91 feet to the POINT OF BEGINNING of the herein-described lease site;

THENCE along the South and West line of said 22.71 acre tract the following five (5) courses and distances:

S 89 deg. 05 min. 40 sec. W, 507.11 feet to a set 5/8 inch iron rod for corner;

N 00 deg. 45 min. 50 sec. W, 250.18 feet to a 5/8 inch iron rod for angle point;

N 32 deg. 28 min. 30 sec. W, 25.00 feet to a set 5/8 inch iron rod for corner;

S 57 deg. 31 min. 30 sec. W, 125.64 feet to a set 5/8 inch iron rod being a point on a curve having a central angle of 13 deg. 53 min. 35 sec., a radius of
591.30 feet, the center of said curve being located on a radial line bearing N 32 deg. 28 min. 30 sec. w, from said point;

Southwesterly from an arc distance of 143.38 feet to a point for corner;

THENCE S 00 deg. 45 min. 50 sec. E, 276.11 feet to a point for corner;

THENCE N 89 deg. 05 min. 40 sec. E, 610.00 feet to an angle point;

THENCE N 63 deg. 09 min. 44 sec. E, 163.71 feet to a point for corner;

THENCE N 00 deg. 48 min. 10 sec. W, 58.40 feet to the POINT OF BEGINNING and containing 3.3175 acres for ground lease, more or less, SAVE AND EXCEPT that certain tract containing 0.0871 acres described in Tract 87 herein.

TRACT 76 (Easement):

Parcel 1:

The location of the easement herein is described by metes and bounds as follows:

A tract of land situated in the Norman Hurd and Sylvester Bowen Surveys more particularly described as follows:

BEGINNING in the West line 34 feet North of the Southwest corner of that certain tract of land of 27.99 acres lying within the Norman Hurd and Sylvester Bowen Surveys in Galveston County, Texas, and described in that certain deed from the Atlantic Pipeline Company to Republic Oil Refining Company dated January 1, 1950, recorded in Volume 833, Page 686, of the Deed Records of Galveston County, Texas, and that certain deed from Republic Oil Refining Company to Plymouth Oil Company, dated April 1, 1957, recorded in Volume 1201, Pages 638-643, inclusive of the Deed Records of Galveston County, Texas, to which deeds reference is made, the South line of which is 748.5 feet North of the South line of the Sylvester Bowen Survey and lying between the land now owned by the Gillock Chemicals Company, a wholly owned subsidiary of Amoco Chemicals Corporation on the South and the right-of-way for Fourth Avenue South in the City of Texas City on the north, said point being 50 feet east of the centerline of the railroad tracts of Texas City Terminal Railway Company parallel to Tenth Street South in the City of Texas City;

THENCE N. 22 deg. 05 min. E, a distance of 37 feet;

THENCE N 0 deg. 25 min. W, a distance of 482 feet;

THENCE N 89 deg. 35 min. E, a distance of 506 feet;

THENCE N 57 deg. 00 min. E, a distance of 170 feet;

THENCE N 89 deg. 35 min. E, a distance of 1199 feet to intersect the westerly line of the right-of-way of Sixth Street South of the City of Texas City which is also designated as State Highway Number 146.

Parcel 2:

A certain tract or parcel of land situated in the John Grant and Sylvester Bowen Surveys in the City of Texas City, Galveston County, Texas, described as follows:

BEGINNING in the west line of 73.5 feet north of the southwest corner of that certain tract of land 100 feet in width (north and south) described by reference in Paragraph Numbered 10 of that certain deed from Mainland Company to Terminal Industrial Land Company dated September 22, 1926, recorded in Book 391, Pages 527 to 538, of the Deed Records of Galveston County to which deed reference is made, the north line of which is the projection westerly of the south line of Kohfeldt's First Addition to Texas City, Texas, in accordance with the recorded map of said addition and lying between the land now owned by American Oil Company on the south and E. M. Stone on the north respectively, said point being 17.5 feet south of the center line of existing railroad tract of Texas City Terminal Railway Company;

THENCE from said beginning point N 89 deg. 55 min. E, a distance of 2 feet;

THENCE S 71 deg. 28 min. E, a distance of 152 feet, said point being 67 feet south of the aforementioned tract;

THENCE N 89 deg. 49 min. E, a distance of 569 feet to the west line of that certain 100 foot wide strip of land lying between land now owned by Terminal Industrial Land Company on the north and land owned by American Oil Company on the south side thereof, a length of 723 feet or 43.82 rods in the John Grant Survey;

ALSO BEGINNING in the east line of a 60 foot road known as Tenth Street, with east line of Tenth Street being common with the west line of a tract of land owned by Terminal Industrial Land Company, at a point which is 114 feet north of the south line of said Terminal Industrial Land Company tract of land;

THENCE N 89 deg. 37 min. E, a distance of 110 feet to intersect the west line of the 100.1 foot wide strip of land owned by Texas City Terminal Railway Company, being 110 feet or 6.67 rods in Sylvester Bowen Survey.

TRACT 77 (Easement):

Parcel 1

A certain tract of land in the John Grant Survey and Sylvester Bowen Survey in Galveston County, Texas, respectively. The one 18 inch water line herein referred to is to be situated as shown on Monsanto Chemical Company Drawing No. D-139-30, dated July 11, 1951, consisting of 2 sheets, entering Republic's North Tank Farm at a point on the east line of Tenth Street approximately 155 feet south of the northwest corner of the portion of Republic Oil Refining Company's property which fronts on the east line of Tenth Street, and proceeding in an easterly direction approximately 110 feet to the west line of the Texas City Terminal Railway Company right-of-way, where said line leaves the property of Republic Oil Refining Company;

THENCE reentering Republic Oil Refining Company property known as Atlantic
Tract at approximately 50 feet north of the southwest corner of said property as shown on Monsanto Chemical Company Map No. D-193-30 dated July 11, 1951;

THENCE proceeding north parallel to and 4 feet from the west property line for a distance of 500 feet;

THENCE proceeding east 541 feet;

THENCE North 67 deg. 30 min. East 100 feet;

THENCE east 30 feet south of the east portion of the north line of said tract 1255 feet to the east line of said tract, leaving said tract at a point 30 feet south of the northeast corner of said Atlantic Pipe Line Company Tract; known as line No. 11.

Parcel 2:

A tract of land situated in the John Grant and Sylvester Bowen Surveys in Galveston County, Texas, said route being more particularly described as follows:

BEGINNING at a point in that certain 100 foot wide tract of land lying between property of Terminal Industrial Land Company and Kohfeldt's First Addition to Texas City, Texas, on the north and Republic Oil Refining Company on the south, said point being approximately 18 feet west and 78 feet south of the southwest corner of Kohfeldt's First Addition to Texas City, Texas;

THENCE east a distance of approximately 1572 feet to the west line of a 60 foot north and south country road;

THENCE continuing east across said country road and property owned by Republic Oil Refining Company to the west right-of-way property of Texas City Terminal Railway Company;

THENCE east on said Texas City Terminal Railway Company right-of-way a distance of 80 feet;

THENCE northerly on said right-of-way a distance of 722 feet;

THENCE northeasterly with angle of 22 deg. 30 min. right a distance of 50 feet to intersection in the east right-of-way line of aforesaid right of way, all being in the John Grant and Sylvester Bowen Surveys in Galveston County, Texas and known as Line No. 11.

TRACT 78 (Easement):

That certain tract or parcel of land, lying and being situated in the John Grant Survey in Galveston County, Texas, as more specifically identified and described below:

BEGINNING at a point in the West line of that certain 100-foot-wide tract of land owned by Texas City Terminal Railway Company being in the John Grant Survey and lying between the properties of Terminal Industrial Land Company and Stone on the North and Pan American Refining Corporation and Republic Oil Refining Company on the South, which point is approximately 56 feet South of the Northwest corner of said tract and 32 feet South of the centerline of the railway spur tract as now located upon and over said tract of land;

THENCE Easterly, parallel to and 32 feet perpendicularly distance southerly from the centerline of said spur track a distance of 3117 feet;

THENCE right on angle of 12 deg. 04 min., a distance of 119 feet;

THENCE left on. angle of 12 deg. 04 min., a distance of 136 feet to junction with an 8-inch pipe line, for transportation of water only, bearing South to Sid Richardson Refining Company and a proposed 18-inch pipe line, for transportation of water only, bearing Easterly to Monsanto Chemical Company, all being in the John Grant Survey known as Line No. 19.

TRACT 79 (Easement):

A four inch (4") pipeline and a six inch (6") pipeline described in Exhibits A, B, C, D and E, attached to instrument dated January 28, 1982 to Monsanto Company filed for record in the office of the County Clerk of Galveston County, Texas, under County Clerk's File No. 8211566, known as Line Nos. 20 and 21.

TRACT 80 (Easement):

All that certain tract of land situated in the John Grant Survey, A-72, more particularly described as follows:

BEGINNING at a point in the Southerly line of a 15.91 acre tract of land conveyed by Texas

City Terminal Railway Company to Monsanto Chemical Company by deed dated October 2, 1951, said point being North 60 deg. 53 min. 20 sec. East, a distance of 128.78 feet from an iron rod marking a point described in said deed as being located such that Monsanto Tank bears North 61 deg. 38 min. 10 sec. East, and Terminal Tank bears South 61 deg. 07 min. 50 sec. East;

THENCE South 28 deg. 58 min. 40 sec. East, a distance of 120.5 feet to an angle point at pipeline Station 1 + 20.5;

THENCE South 51 deg. 43 min. 40 sec. East, a distance of approximately 65 feet to a point for curve;

THENCE with the arc of a curve to the right, the radius of which is approximately 75 feet, the central angle is 45 deg. 25 min., a distance of 58 feet to a point of tangency;

THENCE South 06 deg. 18 min. 40 sec. East, a distance of 138 feet to an angle point at pipeline Station 3 + 81.3;

THENCE South 34 deg. 16 min. 20 sec. West, a distance of 128.3 feet to an angle point at pipeline Station 5 + 09.6, said point being 15 feet Southerly of, measured perpendicular to, the centerline of Tract ICC#32 (Old Shop Lead), 31.2 feet North of the face of Terminal's General Office Building, and 35 feet West of the Northeast corner of said office building;

THENCE Westerly generally parallel to Tract ICC No. 32, a distance of 458.6 feet to pipeline Station 9 + 68.2;

THENCE Southerly a distance of 56.6 feet to pipeline Station 10 + 24.8;

THENCE Easterly a distance of 14.9 feet to pipeline Station 10 + 39.7 and the end of this easement, known as Line Nos. 24 and 26.

TRACT 82 (Easement):

All that certain tract of land situated in the George Preacher Survey in Galveston County, Texas, described as follows:

COMMENCING at the northwest corner of a 15.91 acre tract purchased by the Monsanto Company on the 2nd day of October, 1951;

THENCE South 00 deg. 23 min. 20 sec. East, along the West line of said 15.91 acre tract a distance of 219 feet to a point of curvature of a curve to the left, said curve having a radius of 308 feet;

THENCE along the arc of said curve a distance of 161.92 feet to a point in the Southwesterly line of said 15.91 acre tract and being the POINT OF BEGINNING;

THENCE South 19 deg. 3 5 min. 20 sec. West, a distance of 14 feet to a point for corner;

THENCE South 48 deg. 14 min. 20 sec. West, a distance of 555 feet to a point for corner;

THENCE South 43 deg. 49 min. 20 sec. West, a distance of 104 feet to a point for corner;

THENCE South 00 deg. 00 min. 40 sec. East, a distance of 207 feet to a point for corner

THENCE South 56 deg. 59 min. 20 sec. West, a distance of 250 feet to a point for corner;

THENCE South 52 deg. 44 min. 20 sec. West, a distance of 90 feet to a point for corner;

THENCE South 57 deg. 07 min. 20 sec. West, a distance of 286 feet to a point for corner;

THENCE South 52 deg. 52 min. 20 sec. West, a distance of 44 feet to a point for corner;

THENCE South 16 deg. 37 min. 40 sec. East, a distance of 98 feet to the point of terminus for this easement, said point of terminus being the intersection point with an existing 4-inch line, known as Line No. 28.

TRACT 83 (Easement):

A tract in the Norman Hurd Survey, A-77, and the Sylvester Bowen Survey A-24, Galveston County, Texas, a centerline course described as follows:

BEGINNING at the West flange of a 6-inch valve located at Station 36 + 62.3 as shown on the drawing dated June 29, 1976, marked "The American Oil Company Drawing B - Sketch - 76-170", duplicate copies of which have been initiated, by the signatory officers of the parties hereof, hereinafter called "Sketch 76-170";

THENCE on a course N 89 deg. 36 min. 40 sec. E, for a distance of 1315.30 feet to a point;

THENCE left 90 deg. for a distance of 548.4 feet to a point;

THENCE right 90 deg. for a distance of 1161.95 feet to a point;

THENCE left 90 deg. for a distance of 70.6 feet to a point;

THENCE onto the public street known as Second Avenue on a course North 00 deg. 23 min. 20 sec. West, for a distance of 3 feet to a point;

THENCE right 90 deg. along Second Avenue South for a distance of 178.75 feet to the centerline of Bay Street and Monsanto Company property line;

THENCE N 89 deg. 36 min. 40 sec. E, for a distance of 56 feet to a point;

THENCE right 45 deg. for a distance of 41.01 feet to a point;

THENCE left 45 deg. for a distance of 192.34 feet to a point;

THENCE left 18 deg. for a distance of 40.13 feet to a point;

THENCE right 18 deg. for a distance of 42.75 feet to a point;

THENCE left 90 deg. for a distance of 13.43 feet to a point;

THENCE left 90 deg. for a distance of 4.5 feet to a point where it connects with a pipeline owned by Magnolia Pipeline Company, known as Line No. 29.

TRACT 85:

Lots One (1) and Two (2), Block Eighty-one (81) of Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the office of the County Clerk of Galveston County, Texas.

TRACT 86:

Abandoned portion of certain streets and alleys in Texas City, the following portions of streets and alleys described as follows:

(A) North-south alley bordered on the West by Block 12, on the South and East by Monsanto plant property lines, and on the North by the right-of-way of Second Avenue;

(B) First Street bordered on the West by Block 13, on the South by Monsanto Plant property line, on the East by BLOCK 12, and on the North by the right-of-way of Second Avenue South;

(C) Second Street bordered on the West by Block 36, on the South by Monsanto Plant property line, on the East by Block 13, on the North by the right-of-way of Second Avenue South;

(D) East-west alley bordered on the South by Block 37, on the East by Monsanto plant property line, on the North by Block 36, and on the West by the right-of-way of Third Street;

(E) Bay Street bordered on the West by Block 12, on the South by the Easterly extension or prolongation of the South boundary line of Block 12, on the East by Monsanto Plant property line, and on the North by the South right-of-way of Second Avenue South.

TRACT 86A:

All that certain 237.0539 acres out of the Norman Hurd Survey, A-77, Sylvester Bowen Survey, A-24, John Grant Survey, A-72, and the James B. Wells Survey, A-205, Texas City, Galveston County, Texas;

BEGINNING at a set 5/8 inch iron rod located in the East right-of-way line of Bay Street (100' wide), at its intersection with the extended South right-of-way line of Third Avenue North (100' wide);

THENCE N 89 deg. 33 min. 10 sec. E, 1,967.90 feet, to a set 5/8 inch iron rod for corner;

THENCE S 16 deg. 5 9 min. 23 sec. W, 2,541.25 feet along the U.S. Harbor line to an "X" set in riprap for existing Texas City Hurricane Flood Wall;

THENCE S 00 deg. 13 min. 03 sec. E. 921.80 feet, continuing along said U.S. Harbor line to a point for corner;

THENCE S 89 deg. 46 min. 57 sec. W, 859.00 feet to a point for corner;

THENCE N 00 deg. 13 min. 03 sec. W, 49.00 feet to a point for corner;

THENCE S 89 deg. 46 min. 57 sec. W, 609.87 feet along the Easterly South line of that certain 22.71 acres of land described in a deed dated August 19, 1969, from Texas City Terminal Railway Company to Monsanto Company filed at Volume 2051, Page 654, Galveston County Deed Records, to a set 5/8 inch iron rod for corner;

THENCE S 00 deg. 50 min. 20 sec. W, 215.45 feet along the East line of said
22.71 acre tract being Easterly of, parallel with and 25 feet perpendicular distance from the centerline of said flood wall, to a set 5/8 inch iron rod for angle point; THENCE S 20 deg. 52 min. 05 sec. E, 82.13 feet along the East line of said 22.71 acre tract continuing along a line Easterly of, parallel with and 25 feet perpendicular distance from the centerline of said flood wall, to a set 5/8 inch iron rod for corner;

THENCE S 89 deg. 46 min. 57 sec. W, 80.15 feet along an interior South line of said 22.71 acre tract, to a set 5/8 inch iron rod for corner;

THENCE S 20 deg. 52 min. 05 sec. E, 209.65 feet, continuing along the East line of said 22.71 acre tract, to a set 5/8 inch iron rod for angle point;

THENCE S 00 deg. 51 min. 00 sec. E, 389.07 feet along the East line of said
22.71 acre tract being Westerly of, parallel with and 50 feet perpendicular distance from the centerline of said flood wall, to a set 5/8 inch iron rod set for the Southerly Southeast corner of said 22.71 acre tract;

THENCE along the South and West lines of said 22.71 acre tract the following 7 courses and distances:

S 89 deg. 05 min. 40 sec. W, 625.02 feet, to a set 5/8 inch iron rod for corner;

N 00 deg. 45 min. 50 sec. W, 250.18 feet to a set 5/8 inch iron rod for angle point;

N 32 deg. 28 min. 30 sec. W, 25.00 feet to a set 5/8 inch iron rod for corner;

S 57 deg. 31 min. 30 sec. W, 125.64 feet to a set 5/8 inch iron rod being a point on a curve having a central angle 23 deg. 58 min. 00 sec., a radius of
591.30 feet the center of said curve being located on a radial line bearing N 32 deg. 28 min. 30 sec. W, from said point;

Southwesterly for an arc distance of 247.34 feet to a set 5/8 inch iron rod for corner;

S 81 deg. 29 min. 30 sec. W. 247.16 feet to a set 5/8 inch iron rod for corner,

N 05 deg. 19 min. 30 sec. W, 432.98 feet to a set 5/8 inch iron rod for corner;

THENCE S 60 deg. 53 min. 20 sec. W, 337.40 feet along the South line of that certain 15.91 acres of land described in a deed dated October 2, 1951, from Texas City Terminal Railroad Company to Monsanto Chemical Company filed at Volume 913, Page 467, Galveston County Deed Records, to a found 1 inch iron rod for angle point;

THENCE S 81 deg. 22 min. 40 sec. W, 755.00 feet continuing along the South line of said 15.91 acre tract, to a found 1 inch iron rod being a point of a curve having a central angle of 98 deg. 10 min. 48 sec., a radius of 308.00 feet the center of said curve being located on a radial line bearing N 08 deg. 40 min. 49 sec. W, from said point;

THENCE in a Northwesterly direction for an arc length of 527.78 feet to a found 3/4 inch iron pipe;

THENCE N 00 deg. 23 min. 20 sec. W, 1,143.15 feet along the East right-of-way line of Sixth Street (100' wide) to a set 5/8 inch iron rod for corner;

THENCE N 89 deg. 36 min. 40 sec. E, 472.66 feet along the South right-of-way line of Fourth Avenue South (70' wide) to a set 5/8 inch iron rod for corner;

THENCE N 00 deg. 23 min. 20 sec. W, passing at 70.00 feet the Southwest corner of Block 82, Texas City First Addition according to the plat thereof filed at Volume 254A, Page 28, Galveston County Deed Records, and continuing along the East right-of-way line of Fifth Street (75' wide) for a total distance of
195.00 feet to a 5/8 inch iron rod set for the Northwest corner of said Block
82;

THENCE N 89 deg. 36 min. 40 sec. E, 290.00 feet along the North line of said Block 82, to a 5/8 inch iron rod set for the Northwest corner of Lot 12 of said Block 82;

THENCE N 00 deg. 23 min. 20 sec. W, 145.00 feet to a 5/8 inch iron rod set for the Northwest corner of Lot 16, Block 81 of said Texas City First Addition;

THENCE N 89 deg. 36 min. 40 sec. E, along the South right-of-way line of Third Avenue South (70' wide), passing at 110.00 feet the Northeast corner of said Block 81, and continuing for a total distance of 210.00 feet to a 5/8 inch iron rod set for the Northwest corner of Block 83 of said Texas City First Addition;

THENCE N 00 deg. 23 min. 20 sec. W, passing at 70.00 feet the Southwest corner of Block 40, of said Texas City First Addition and continuing along the East right-of-way line of Fourth Street (100' wide) for a total distance of 195.00 feet to a 5/8 inch iron rod set for the Northwest corner of said Block 40.

THENCE N 89 deg. 36 min. 40 sec. E, 400.00 feet along the North line of said Block 40 to a 5/8 inch iron rod set for the Northeast corner of said Block 40;

THENCE N 00 deg. 23 min. 20 sec. W, 5.00 feet to a set 5/8 inch iron rod for corner;

THENCE N 89 deg. 36 min. 40 sec. E, 70.00 feet along the North line of that portion of Third Street abandoned by Ordinance dated December 21, 1977;

THENCE S 00 deg. 23 min. 20 sec. E, 5.00 feet to a set 5/8 inch iron rod;

THENCE N 89 deg. 36 min. 40 sec. E, 50.80 feet to a point marking the Northeast corner of said Block 37;

THENCE N 00 deg. 23 min. 20 sec. W, 78.40 feet along the Southerly East line of said Texas City First Addition, to a set 5/8 inch iron rod for corner,

THENCE N 89 deg. 36 min. 40 sec. E, 1,405.01 feet along the South line of Blocks 36, 13 and 12, of said Texas City First Addition, to a set 5/8 inch iron rod for corner,

THENCE N 00 deg. 26 min. 50 sec. W, 1,867.69 feet along the East right-of-way line of Bay

Street (100' wide) to the POINT OF BEGINNING and containing 237.0539 acres of land, more or less.

TRACT 87:

A survey of a 0.0871 acre tract of land out of the John Grant Survey A-72, Texas City, Galveston County, Texas and being more particularly described by metes and bounds as follows:

COMMENCING at a point on the centerline of Texas Avenue, in the City of Texas City, said point being 41.00 feet East of the West line of Bay Street;

THENCE South 00 deg. 23 min. 20 sec. East, a distance of 2,851.30 feet to a point for corner;

THENCE South 35 deg. 20 min. 20 sec. West, a distance of 315.35 feet to a point for corner, said corner being the Southeast corner of Sterling Chemicals (formerly Monsanto Company);

THENCE South 89 deg. 05 min. 40 sec. West, along the South line of said Sterling Chemicals, same being a common line of a 0.0804 acre tract (for a Corp of Engineer's Easement) and a common line of a 3.3175 acre tract (Tract "A", Monsanto Company) a distance of 627.11 feet to a Brass Disc set for corner and the POINT OF BEGINNING for the herein described tract;

THENCE South 54 deg. 14 min. 10 sec. West, at a distance of 25.60 feet pass a 5/8 inch iron rod set for reference, in all a distance of 75.60 feet to a P.K. nail set for corner;

THENCE North 35 deg. 45 min. 50 sec. West, a distance of 50.00 feet to a P.K. nail set for Corner;

THENCE North 54 deg. 14 min. 10 sec. East, a distance of 50.00 feet to a 5/8 inch iron rod set for corner;

THENCE North 89 deg. 05 min. 40 sec. East, a distance of 49.65 feet to Brass Disc set for corner on the property line of said Sterling Chemicals, same being a common line with said 3.3175 acre tract;

THENCE South 00 deg. 45 min. 50 sec. East, a distance of 26.40 feet to the PLACE OF BEGINNING.

Sterling Greenbelt Lots/Mortgage



                                   SCHEDULE 1

                                    PART II

                              PROPERTY DESCRIPTION


TRACT 1

Lots One (1) and (2), both in Block Five (5), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 2

Lots Three (3) and Four (4), both in Block Five (5), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 3

Lots Five (5) and Six (6), both in Block Five (5), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 4

Lot Seven (7), Block Five (5), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 5

Lots Eight (8) and Nine (9), both in Block Five (5), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 6

Lot Ten (10), Block Five (5), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 7

Lots Twelve (12), Thirteen (13) and Fourteen (14), all in Block Five (5), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 8

Lots Fifteen (15) and Sixteen (16), both in Block Five (5), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 9

Lots One (1) and Two (2), both in Block Six (6), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 10

Lots Three (3) and Four (4), both in Block Six (6), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 11

Lots Five (5) and Six (6), both in Block Six (6), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 12

Lots Ten (10) and Eleven (11), both in Block Six (6), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the

Office of the County Clerk of Galveston County, Texas.

TRACT 13

Lots One (1), Two (2) and Three (3), all in Block Seven (7), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 14

Lots Five (5) and Six (6), both in Block Seven (7), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 15

Lots Seven (7) and Eight (8), both in Block Seven (7), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 16

Lots Nine (9) and Ten (10), both in Block Seven (7), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 17

Lot Eleven (11), Block Seven (7), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 18

Lots Twelve (12) and Thirteen (13), both in Block Seven (7), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 19

Lot Fourteen (14), Block Seven (7), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 20

Lots Three (3) and Four (4), both in Block Eight (8), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 21

Lots Five (5) and Six (6), both in Block Eight (8), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 22

Lots Seven (7) and Eight (8), both in Block Eight (8), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 23

Lots Nine (9) and Ten (10), both in Block Eight (8), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 24

Lots Eleven (11) and Twelve (12), both in Block Eight (8), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 25

Lot Fifteen (15), Block Eight (8), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 26

Lot Sixteen (16), Block Eight (8), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 27

Lots One (1) and Two (2), both in Block Nine (9), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 28

Lots Five (5) and Six (6), both in Block Nine (9), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 29

Lots Fifteen (15) and Sixteen (16), both in Block Nine (9), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 30

The North one-half (1/2) of Lots One (1) and Two (2), and all of Lots Three (3) and Four (4), all in Block Fourteen (14), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 31

Lots Four (4) and Five (5) in Block Fifteen (15), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 32

Lots Eight (8), Nine (9) and Ten (10), all in Block Fifteen (15), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 33

Lot Eleven (11), Block Fifteen (15), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, PAGE 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 34

Lot Twelve (12), Block Fifteen (15), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 35

Lots Thirteen (13) and Fourteen (14), both in Block Fifteen (15), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 36

Lots Fifteen (15) and Sixteen (16), both in Block Fifteen (15), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 37

Lots Four (4) and Five (5), both in Block Sixteen (16), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 38

Lot Seven (7), and the West one-half (1/2) of Lot Eight (8), both in Block Sixteen (16), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 39

The East one-half (1/2) of Lot Eight (8), and all of Lots Nine (9) and Ten
(10), all in Block Sixteen (16), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 40

Lot Twelve (12), Block Sixteen (16), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 41

Lot Thirteen (13), Block Sixteen (16), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 42

Lots One (1), Two (2), Three (3) and Four (4), all in Block Seventeen (17), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 43

Lots Five (5) and Six (6), both in Block Seventeen (17), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 44

Lots Seven (7), Eight (8), Nine (9) and Ten (10), all in Block Seventeen (17), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 45

Lot Twelve (12), Block Seventeen (17), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 46

Lots Five (5), Six (6), Seven (7), Eight (8), Nine (9) and Ten (10), all in Block Eighteen (18), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

[TRACTS 47-50 INTENTIONALLY DELETED]

TRACT 51

The South one-third (1/3) of Lots Thirteen (13), Fourteen (14), Fifteen (15), and Sixteen (16), all in Block Thirty (30), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 52

Lots Five (5) and Six (6) both in Block Thirty-Two (32), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 53

Lots Seven (7) and Eight (8), both in Block Thirty-Two (32), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 54

Lots Nine (9) and Ten (10), both in Block Thirty-Two (32), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 55

Lots One (1), Two (2), Three (3) and Four (4), all in Block Thirty-Three (33), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 56

Lots Seven (7) and Eight (8), both in Block Thirty-Three (33), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 57

Lot Nine (9), Block Thirty-Three (33), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 58

Lot Ten (10), Block Thirty-Three (33), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the map or plat thereof,recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 52

Lots Five (5) and Six (6), both in Block Thirty-Two (32), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 53

Lots Seven (7) and Eight (8), both in Block Thirty-Two (32), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 54

Lots Nine (9) and Ten (10), both in Block Thirty-Two (32), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 55

Lots One (1), Two (2), Three (3) and Four (4), all in Block Thirty-Three (33), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 56

Lots Seven (7) and Eight (8), both in Block Thirty-Three (33), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 57

Lot Nine (9), Block Thirty-Three (33), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 58

Lot Ten (10), Block Thirty-Three (33), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the

County Clerk of Galveston County, Texas.

TRACT 59

Lot Eleven (11), Block Thirty-Three (33), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 60

Lots Thirteen (13) and Fourteen (14), both in Block Thirty-Three (33), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 61

Lots Fifteen (15) and Sixteen (16), both in Block Thirty-Three (33), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 62

Lots Six (6) and Seven (7), both in Block Thirty-Four (34), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 63

Lot Eight, Block Thirty-Four (34), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 64

An undivided one-half (1/2) interest in lots One (1) and Two (2), both in Block Thirty-Five (35), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 65

Lots Fifteen (15) and Sixteen (16), both in Block Thirty-Five (35), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 66

Lots One (1) and Two (2), both in Block Forty-One (41), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 67

Lot Six (6), Block Forty-One (41), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 68

Lots Nine (9) and Ten (10), both in Block Forty-One (41), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 69

Lots One (1), Two (2), Three (3) and Four (4), all in Block Forty-Two (42), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 70

Lot Five (5), Block Forty-Two (42), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 71

Lot Nine (9), Block Forty-Two (42), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 72

Lot Ten (10), Block Forty-Two (42), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 73

Lots Eleven (11) and Twelve (12), both in Block Forty-Two (42), Texas City First Division. in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 74

Lots Fifteen (15) and Sixteen (16), both in Block Forty-Two (42), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 75

Lots One (1) and Two (2), both in Block Forty-Three (43), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 76

Lots Six (6), Seven (7) and Eight (8), all in Block Forty-Three (43), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 77

Lot Nine (9), Block Forty-Three (43), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 78

Lot Ten (10), Block Forty-Tbree (43), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 79

Lots Fourteen (14), Fifteen (15) and Sixteen (16), all in Block Forty-Three
(43), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 80

Lots One (1) and Two (2), both in Block Forty-Four (44), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 81

Lots Three (3) and Four (4), both in Block Forty-Four (44), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 82

Lot Five (5), Block Forty-Four (44), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 83

Lots Six (6), Fifteen (15) and Sixteen (16), all in Block Forty-Four (44), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 84

Lot Seven (7), Block Forty-Four (44), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 85

Lot Eight (8), Block Forty-Four (44), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 86

Lot Nine (9), Block Forty-Four (44), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 87

Lots Ten (10) and Eleven (11), both in Block Forty-Four (44), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 88

Lots Eleven (11), Twelve (12), Thirteen (13) and Fourteen (14), all in Block Forty-Four (44), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 89

Lots Thirteen (13), Fourteen (14), Fifteen (15) and Sixteen (16), all in Block Sixty-One (61), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 90

Lots One (1) and Two (2), both in Block Sixty-Three (63), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 91

Lots Three (3) and Four (4), both in Block Sixty-Three (63), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 92

Lot Five (5), Block Sixty-Three (63), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 93

Lots Six (6) and Seven (7), both in Block Sixty-Three (63), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 94

Lot Twelve (12), Block Sixty-Three (63), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 95

Lots Thirteen (13) and the North fifteen feet (15') of Lot Fourteen (14), both in Block Sixty-Three (63), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 96

The South ten feet (10') of Lot Fourteen (14), and all of Lots Fifteen (15) and Sixteen (16), all in Block Sixty-Three (63), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 97

Lots One (1) and Two (2), both in Block Sixty-Four (64), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 98

Lots Five (5) and Six (6), both in Block Sixty-Four (64), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 99

An undivided one-half (1/2) interest in and to Lots Seven (7), Eight (8) and Nine (9), all in Block Sixty-Four (64), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 100

Lots Ten (10) and Eleven (11), both in Block Sixty-Four (64), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 101

Lot Twelve (12), Block Sixty-Four (64), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 102

Lots Thirteen (13) and Fourteen (14), both in Block Sixty-Four (64), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 103

Lots Fifteen (15) and Sixteen (16), both in Block Sixty-Four (64), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 104

Lots One (1), Two (2) and Three (3), all in Block Sixty-Five (65), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 105

Lot Four (4), Block Sixty-Five (65), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 106

Lots Five (5) and Six (6), both in Block Sixty-Five (65), Texas City First Division, in Galveston County, Texas, according to the map or PLAT thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 107

Lots Seven (7) and Eight (8), both in Block Sixty-Five (65), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 108

Lots Nine (9) and Ten (10), both in Block Sixty-Five (65), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 109

Lots Thirteen (13) and Fourteen (14), both in Block Sixty-Five (65), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 110

Lots Fifteen (15) and Sixteen (16), both in Block Sixty-Five (65), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 111

Lots One (1), Two (2) and Three (3), all in Block Sixty-Six (66), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 112

Lots Six (6), Seven (7) and Eight (8), all in Block Sixty-Six (66), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 113

Lots Nine (9) and Ten (10), both in Block Sixty-Six (66), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 114
Lots Eleven (11) and Twelve (12), both in Block Sixty-Six (66), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 115

Lots Thirteen (13) and Fourteem (14), both in Block Sixty-Six (66), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page

26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 116

Lots Fifteen (15) and Sixteen (16), both in Block Sixty-Six (66), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 117

Lots One (1), Two (2) and Three (3), all in Block Sixty-Seven (67), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 118

Lots Six (6) and Seven (7), all in Block Sixty-Seven (67), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 119

Lots Eight (8) and Nine (9), both in Block Sixty-Seven (67), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 120

Lots Ten (10), Eleven (11) and Twelve (12), all in Block Sixty-Seven (67), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 121

Lots Thirteen (13) and Fourteen (14), both in Block Sixty-Seven (67), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 122

Lots Fifteen (15) and Sixteen (16), both in Block Sixty-Seven (67), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 123

Lots One (1), Two (2), Three (3) and Four (4), all in Block Sixty-Eight (68), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 124

Lots Six (6) and Seven (7), both in Block Sixty-Eight (68), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 125

Lot Eight (8), Block Sixty-Eight (68), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 126

Lot Nine (9), Block Sixty-Eight (68), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 127

Lots Ten (10), Thirteen (13) and Fourteen (14), all in Block Sixty-Eight (68), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 128

Lots Eleven (11) and Twelve (12), both in Block Sixty-Eight (68), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 129

Lots Fifteen (15) and Sixteen (16), both in Block Sixty-Eight (68), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 130

Lots Nine (9) and Ten (10), both in Block Sixty-Nine (69), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 131

Lots One (1) and Two (2), both in Block Seventy-Nine (79), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 132

Lots Five (5) and Six (6), both in Block Eighty-One (81), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 133

Lots Seven (7) and Eight (8), both in Block Eighty-One (81), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 134

Lots Nine (9), Ten (10) and Eleven (11), all in Block Eighty-One (81), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 135

Lots Nine (9), Ten (10) and Eleven (11), in Block Nine (9), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 136

Lots Three (3), Four (4) and Five (5), in Block Forty-Three (43), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

                                                                      SCHEDULE 2


                             Permitted Encumbrances



[ ]

                                   SCHEDULE 2
                             Permitted Encumbrances

                            EXCEPTIONS FROM COVERAGE

     In addition to the Exclusions and Conditions and Stipulations, your Policy will not cover loss, costs, attorney's fees, and expenses resulting from:

     1. The following restrictive covenants of record itemized below (We must either insert specific recording data or delete this exception):

        Any covenants, conditions or restrictions indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin are hereby deleted to the extent such covenants, conditions or restrictions violate 42 USC 3604(c). Those recorded in Volume 245, Page 556, Volume 355, Page 178, Volume 343, Page 596 and Volume 345, Page 494, in the Office of the County Clerk of Galveston County, Texas. (As to Tract 1)

        Any covenants, conditions or restrictions indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin are hereby deleted to the extent such covenants, conditions or restrictions violate 42 USC 3604(c). Those recorded in Volume 349, Page 514, of the Deed Records of Galveston County, Texas (As to Tract 20)

        Any covenants, conditions or restrictions indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin are hereby deleted to the extent such covenants, conditions or restrictions violate 42 USC 3604(c). Those recorded in Volume 339, Page 501, of the Deed Records of Galveston County, Texas (As to Tract 23, Lots 6 and 7 only)

        Any covenants, conditions or restrictions indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin are hereby deleted to the extent such covenants, conditions or restrictions violate 42 USC 3604(c). Restrictions to the extent same are still in effect, affecting Lots 6 and 7, herein above described, imposed thereon by instrumental recorded in Volume 647, Page 389, in the Office of the County Clerk of Galveston County, Texas (As to Tract 48)

        Any covenants, conditions or restrictions indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin are hereby deleted to the extent such covenants, conditions or restrictions violate 42 USC 3604(c). Those recorded in Volume 241, Page 299, of the Deed Records of Galveston County, Texas (As to Tract 50; Lots 15 and 16 only)

        Any covenants, conditions or restrictions indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin are hereby deleted to the extent such covenants, conditions or restrictions violate 42 USC 3604(c). Those recorded in Volume 355, Page 360, Volume 265, Page 559, Volume 385, Page 481, Volume 355, Page 441, Volume 761, Page 447, Volume 913, Page 467 and Volume 343, Page 596, of the County Clerk's Records of Galveston County, Texas (As to Tract 86A)

        Any covenants, conditions or restrictions indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin are hereby deleted to the extent such covenants, conditions or restrictions violate 42 USC 3604(c). Item No. 1, Schedule B, is hereby deleted. (As to Tracts 2 to 19; Tracts 21 and 22; Tract 23, Lot 5, Tracts 24 to 47; Tracts 48, Lots 3, 4 and 5; Tract 49; Tract 50, Lot 14; Tracts 51 to 80, 82, 83, 85 and 86 and 87)

     2. Any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments or provisions, or any overlapping or improvements. (This exception is hereby amended to read "Shortages in Area", as to Tract 86A, only).

                                   -continued


5. Standby fees, taxes and assessments by any taxing authority for the year 1999, and subsequent years, and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership.

6. The terms and conditions of the documents creating your interest in the land.




8. Liens and leases that affect the title to the land, but that are subordinate to the lien of the insured mortgage. (Applies to Mortgage Policy only.)

9. The following matters and all terms of the documents creating or offering evidence of the matters. We must insert matters or delete this exception):

   As to Tract One:

b. Easement and lease 30 feet x 50 feet parcel of land in Lots 4 and 5. Block 80, granted to Houston Pipe Line Company as set forth in instrument recorded in Volume 1731, Page 738, in the Office of the County Clerk of Galveston County, Texas.

   As to Tract 15:

c. The rights and claims of co-tenants in the land and minerals to the rights of anyone claiming under them, including but not limited to rights of partition, claims for improvements, claims for reimbursement, owelty of partition and agreements between co-tenants.

                                   -continued

   As to Tract 26:

d. Subject to the terms, conditions and stipulations as set out in instrument reserving a 1/2 interest in and to all oil, gas and other minerals, with the rights of ingress and egress, recorded in Volume 3283, Page 272, in the office of the County Clerk of Galveston County, Texas.

   As to Tract 50:

e. Pipeline easement granted to Houston Pipe Line Company by instrument recorded in Volume 945, Page 485, of the Deed Records of Galveston County, Texas.

   As to Tract 69:

f. Easement granted to the City of Texas City, as evidenced by instrument dated November 30, 1932 and recorded in Volume 485, Page 180, of the County Clerk's Records of Galveston County, Texas.

g. An easement and right-of-way for the purposes of constructing and maintaining such seawall, breakwater, levee, dike, concrete wall, and boulevard over and upon that certain tract of land, granted to the County of Galveston, Texas, by instrument recorded in Volume 487, Page 3, of the Deed Records of Galveston County, Texas.

h. An easement of right-of-way to construct and maintain a concrete pipe storm drain on and over subject property, granted to the City of Texas City, Texas, by instrument recorded in Volume 1347 Page 45, of the Deed Records of Galveston County, Texas.

   As to Tract 86A:

i. Reservations of all minerals on undivided 1/6 interest, the royalties, bonuses and rentals, and all other rights in connection with said mineral rights, bonuses, and rentals as described in deed recorded in Volume 599, Page 140, in the office of the County Clerk of Galveston County, Texas; reference to which instrument is here made for all purposes, together with all rights express or implied in and to the property covered by this commitment arising out of or connected with said interest. Title to said interest not checked subsequent to date of aforesaid instrument.

j. Easement for right-of-way purposes granted to the County of Galveston by instrument recorded in Volume 559, Page 160, of the Deed Records of Galveston County, Texas.

k. Easement for right-of-way purposes granted to the City of Texas City by instrument recorded in Volume 769, Page 482, of the Deed Records of Galveston County, Texas, as amended by instrument recorded under County Clerk's File No. 8135051.

l. Easements for right-of-way purposes reserved by Texas City Terminal Railway Company located by instrument recorded in Volume 761, Page 447, of the Deed Records of Galveston County, Texas; as amended by agreement to relocate railroad right-of-way dated July 30, 1986, recorded under Galveston County Clerk's File No.). 8628662.

m. Easement granted to the County of Galveston, as evidenced by instrument dated November 30, 1932, and recorded in Volume 485, Page 184, of the County Clerk's Records of Galveston County, Texas.

n. Easement granted to the City of Texas City as evidenced by instrument dated November 30, 1932, and recorded in Volume 485, Page 180, of the County Clerk's Records of Galveston County, Texas.

o. Easement for pipeline purposes granted to Exxon Pipeline Company by instrument recorded in Volume 2837, Page 350, of the Deed Records of Galveston County, Texas.

p. Easements for pipeline purposes granted to Air Products and Chemicals, Inc., by instrument filed for record in the office of the County Clerk of Galveston County, Texas, under County Clerk's File No. 8103835 and Galveston County Clerk's File No(s). 8124070.

q. Easement for pipeline granted to Union Carbide Corporation by instrument recorded in Volume 1227, Page 212, of the Deed Records of Galveston County, Texas.

r. Easement granted by Texas City Terminal Railway Company and Terminal Industrial Land Company to Southwestern Bell Telephone Company dated August 12, 1947, and recorded in Volume 763, Page 71, of the Deed Records of Galveston County, Texas.

s. Easement granted by Texas City Terminal Railway Company and Terminal Industrial Land Company to Community Public Service Company dated September 18, 1947, and recorded in Volume 750, Page 94, of Deed Records of Galveston County, Texas.

t. An easement to lay, construct, maintain, operate, repair, and remove a 24-inch steel pipeline and 12-inch branch including metering devices, fenced enclosure and shelter for metering devices, and necessary valves, for the transportation of natural gas, on or under that subject property, granted to Houston Pipe Line Company, by instrument recorded in Volume 945, Page 485, of the Deed Records of Galveston County, Texas.

u. Easements reserved by Texas City Terminal Railway Company over and across subject property, located and clarified by instrument dated October 2, 1951, and recorded in Volume 913, Page 467, of the Deed Records of Galveston County, Texas, except Tract IV released by instrument dated March 20, 1952, as amended by agreement by and between Texas City Terminal Railway Company and Monsanto Chemical Company dated October 2, 1951, as evidenced by instrument recorded in Volume 922, Page 237, of the Deed Records of Galveston County, Texas; as amended by agreement to relocate railroad right-of-way dated July 30, 1986, recorded under Galveston County Clerk's File No. 8628662.

v. I. Easements for seaway purposes granted to the United States of America by instrument recorded in Volume 2169, Page 264, of the Deed Records of Galveston County, Texas. II. Easement granted by Monsanto Company to the County of Galveston for the construction and maintenance of seawall facilities by instrument recorded in Volume 2239, Page 211 of the Deed Records of Galveston County, Texas.

w. Oil, gas and mineral lease dated April 5, 1961, by and between Texas City Terminal Railway Company, a Texas corporation, as lessor, and the British American Oil Producing Company, as lessee, recorded in Volume 1434, Page 221, of the Deed Records of Galveston County, Texas.

x. An easement and right-of-way for the purposes of constructing and maintaining such seawall, break-water, levee, dike, concrete wall, and boulevard over and upon that certain tract of land, granted to the County of Galveston, Texas, by instrument recorded in Volume 487, Page 3 of the Deed Records of Galveston County, Texas.

y. Pipeline easement granted to Magnolia Pipe Line Company, as set forth in instrument recorded in Volume 1187, Page 126, and in Volume 1245, Page 329, of the Deed Records of Galveston County, Texas.

z. Right-of-way and agreement by and between Texas City Terminal Railway Company and Humble Oil & Refining Company, dated February 28, 1958, recorded in Book 1255, Page 420, of the Deed Records of Galveston County, Texas.

aa. A perpetual easement for right-of-way to lay, construct, improve, renew, inspect, maintain, repair, and remove a railroad track or tracks, together with the necessary switches and appurtenances thereto and house, occupy, enjoy, maintain and operate a line of railroad over said strip of land, reserved to Texas City Terminal Railway Company by instrument recorded in Volume 1335, Page 38, of the Deed Records, of Galveston County, Texas.

                                   -continued


bb. Easement of right-of-way for a drainage ditch from Texas City Terminal
    Railway Company to the City of Texas City, Texas, dated the 21st day of August, 1959, recorded in Volume 1327, Page 543, of the Deed Records of Galveston County, Texas.

cc. An easement of right-of-way to construct and maintain a concrete pipe Storm drain on and over subject property, granted to the City of Texas City, Texas, by instrument recorded in Volume 1347, Page 45, of the Deed Records of Galveston County, Texas.

dd. Easement and agreement entered into by and between Monsanto Company and the County of Galveston County, Texas, by instrument dated December 12, 1966, recorded in Volume 1829, Page 318, of the Deed Records of Galveston County, Texas.

ee. Terms, conditions and stipulations of that certain agreement by and between Monsanto Company and the County of Galveston, recorded in Volume 2982, Page 594, and in Volume 3033, Page 510, of the Deed Records of Galveston County, Texas.

ff. Easement granted to Houston Pipe Line Company by instrument recorded under County Clerk's File No. 8621409, in Galveston County, Texas, and being amended by instrument recorded under Galveston County Clerk's File No(s). 9439348, and being more particularly described and located therein.

    As to Tracts 52, 53, 54, 57, 58, 59, 63, 64, 65, 66, and 86A;

gg. Easement and agreement entered into by and between Monsanto Company and the County of Galveston County, Texas by instrument dated December 12, 1966, recorded in Volume 1829, Page 318, of the Deed Records of Galveston County, Texas.

    As to Tract 74:

hh. Terms, conditions and stipulations of that certain easement on Coastal
    Public Land No. CE-82-051 dated January 12, 1983, from the State of Texas, to Monsanto Company filed for record in the office of the County Clerk of Galveston County, Texas, under County Clerk's File No. 8302396.

    As to Tract 75:

ii. Terms, conditions and stipulations of that certain lease dated September 1, 1974, by and between Texas City Terminal Railway Company, as lessor, and Monsanto Company, a Corporation, as lessee of a 3.3175 acre parcel of land for a term of 30 years with four options to extend for an additional 5 years each; as described in instrument recorded under Galveston County Clerk's File No(s) 8628664.

    As to Tract 76:

jj. Terms, conditions and stipulations of those certain easements granted to Union Carbide Chemicals Company dated August 9, 1957, recorded in Volume 1227, Page 207, and to Union Carbide Corporation dated August 26, 1957 recorded in Volume 1227, Page 322, of the Deed Records of Galveston County, Texas, known as Line 6, and as set forth in instruments recorded under Galveston County Clerk's File No(s). 8132304 and 8628665.

    As to Tract 77:

kk. Terms, conditions and stipulations of that certain unrecorded easement dated
    August 13, 1951, and August 9, 1951, granted to Monsanto Chemical Company, known as Line No. 11, as set forth in instrument recorded under Galveston County Clerk's File No(s). 8628665.

                                   -continued


    As to Tract 78:

ll. Terms, conditions and stipulations of that certain easement dated March 28, 1951, granted to Sid Richardson Refining Company and Monsanto Chemical Company, recorded in Volume 1144, Page 638, of the Deed Records of Galveston County, Texas, known as Line No. 19, and as set forth in instrument recorded under Galveston County Clerk's File No(s). 8628665.

    As to Tract 79:

mm. Terms, conditions and stipulations of that certain easement dated January
    28, 1982, granted to Monsanto Company by instrument recorded under County Clerk's File No. 8211566, in Galveston County, Texas, known as Line Nos. 20 and 21, and as set forth in instrument recorded under Galveston County Clerk's File No(s). 8628665.

    as to Tract 80:

nn. Terms, conditions and stipulations of that certain unrecorded easement dated
    September 9, 1965, granted to Monsanto Company known as Line Nos. 24 and 26, as set forth in instrument recorded under Galveston County Clerk's File No(s). 8628665.

    As to Tract 82:

oo. Pipeline right-of-way dated July 25, 1975, granted to Monsanto Company, known as Line No. 28, and as set forth in instrument recorded under Galveston County Clerk's File No(s). 8628665.

    As to Tract 83:

pp. Terms and conditions contained in the instrument dated November 12, 1976, between Amoco Texas Refining Company and Monsanto Company as recorded in Volume 2793, Page 309, of the Deed Records of Galveston County, Texas, known as Line No. 29, and as set forth in instrument recorded under Galveston County Clerk's File No(s). 8628665.

    As to Tract 86A:

qq. Pipeline easement granted to Shell Pipe Line Corporation by instruments recorded under Galveston County Clerk's File No(s). 8818591 and being more particularly described and located therein.

rr. Pipeline easement granted to Valero Transmission, L.P., by instrument recorded under Galveston County Clerk's File No(s). 9238636 and being more particularly described and located therein.

ss. Pipeline easement granted to Valero Transmission, L.P., by instrument recorded under Galveston County Clerk's File No(s). 9238637 and being more particularly described and located therein.

tt. Terms, conditions and stipulations contained in lease agreement dated
    February 8, 1991, by and between Sterling Chemicals, Inc., as lessor and S&L Cogeneration Company, as lessee, a memorandum of which is recorded under Galveston County Clerk's File No(s). 9106661, and terms, conditions and stipulations in first amendment of memorandum of ground lease recorded under Galveston County Clerk's File No(s). 9136151, describing amendments to said lease together with non-exclusive easements granted to lessee and being more particularly described and located therein.

uu. Terms, conditions and stipulations contained in lease agreement dated
    February 8, 1991, by and between Sterling Chemicals, Inc. as lessor and Union Carbide Industrial Gases, Inc., as lessee, a memorandum of which is recorded under Galveston County Clerk's File No(s). 9106662.

                                   -continued

vv. Terms, conditions and stipulations contained in lease agreement dated May 15, 1995, by and between Sterling Chemicals, Inc., as lessor and Praxair Hydrogen Supply, Inc., as lessee, a memorandum of which is recorded under Galveston County Clerk's File No(s). 9525564.

     As to all Fee Tracts, except Tract 87:

ww. The right to use the surface of subject property for mineral exploration waived as set out in instrument(s) recorded under Galveston County Clerk's File No(s). 8628663.

     As to Tract 86A:

xx. The following unrecorded easements as set forth in Deed dated August 1, 1986, recorded under Galveston County Clerk's File No(s). 8628663 from Monsanto Company to Sterling Chemicals, Inc.

     i) A 6-inch ethylene pipeline easement in favor of Gulf Oil Corporation together with a 32-foot by 46-foot metering station.

     ii) An easement for a propylene pipeline metering station in favor of Amoco.

     iii) An easement for a nitrogen pipeline metering station in favor of Big Three Industries.

     iv) A 20-foot utility easement in favor of the City of Texas City together with a 2-inch gas line and 6-inch gas line.

     v) An easement for a 20-foot by 40-foot meter site for Air Products and Chemicals, Inc.

     vi) An easement for a 32' by 55' meter station in favor of Mobil Oil Corporation.

     vii) An easement for a metering station in favor of Houston Pipeline Company and appurtenant pipeline easements.

yy. Easements granted to Texaco Chemical Company by instrument recorded under Galveston County Clerk's File No. 9232094 and being more particularly described therein.

zz. Memorandum of Ground Lease dated 3/28/99 by and between Sterling Chemicals, Inc., a Delaware corporation, as Lessor and Praxair Hydrogen Supply, Inc., a Delaware corporation, as Lessee, filed for record on 4/19/99, under Galveston County Clerk's File No. 9918227, and all the terms, condition and stipulations contained therein.

aaa. Non-exclusive easement dated 5/1/96, granted to Amoco Gas Company, for pipeline right-of-way purposes and metering station granted in instrument for record under Galveston County Clerk's File No. 9713205.

bbb. Terms, conditions and stipulations contained in Industrial Solid Waste
     Certifications of Remediation filed for record under Galveston County Clerk's File No(s). 9904937 and 9920250.

ccc. Storm Sewer Easements as set forth in instrument recorded in Volume 2927, Page 531, of the Deed Records of Galveston County, Texas.

ddd. Four inch (4") benzene and eight inch (8") propylene easement described as lines 25 and 28, as set forth in instrument recorded under Galveston County Clerk's File No. 8628655.

     As to Tract 87:

eee. Easement granted by Texas City Terminal Railway Company and Terminal
     Industrial Land Company to Southwestern Bell Telephone Company dated August 12, 1947, and recorded in Volume 763, Page 71, of the Deed Records of Galveston County, Texas.

                                   -continued

fff. The following easements reflected in deed dated March 28, 1994, recorded under Galveston County Clerk's File No(s). 9423534:

     1. Any easement or easement rights for a pipe rack traversing subject property from the North property line to the Southeast property line as disclosed by survey prepared by S.A. Duitscher, R.P.L.S. No. 2143, dated February 3, 1993;

     2. Any easement or easement rights for a fire wall traversing subject property from the North property line to the Southeast property line as disclosed by survey prepared by S.A. Duitscher, R.P.L.S. No. 2143, dated February 3, 1993.

     As to Tract 86A:

ggg. UCC-I Financing Statement, filed for record on February 2, 1994, recorded under Galveston County Clerk's File No. 9405068, given by Sterling Chemicals, Inc. as owner/debtor, granting unto BP Chemicals, Inc., as creditor and secured party, a security interest in the subject property and as continued by instrument filed for record under Galveston County Clerk's File No. 9847776.

Misc. Parcels/Mortgage


                                   SCHEDULE 1

                                    PART III

                              PROPERTY DESCRIPTION


TRACT 1

Lot Eleven (11), Block Five (5), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 2

Lots Seven (7), Eight (8) and Nine (9), all in Block Six (6), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 3

Lots Twelve (12) and Thirteen (13), and the South one-half (2) of Lot Fourteen
(14), all in Block Six (6), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 4

Lots Three (3) and Four (4), both in Block Nine (9), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 5

Lot Seven (7), Block Nine (9), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 6

Lot Six (6), Block Sixteen (16), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 7

Lots Fifteen (15) and Sixteen (16), both in Block Seventeen (17), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 8

Lot Four (4), in Block Twenty-Five (25), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 9

Lots Three (3) and Four (4), both in Block Thirty-Two (32), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 10

Lots Five (5) and Six (6), both in Block Thirty-Three (33), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 11

Lot Twelve (12), Block Thirty-Three (33), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 12

Lot Eleven (11), Block Forty-Three (43), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 13

Lot Twelve (12), Block Forty-Three (43), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 14

Lot Thirteen (13), Block Forty-Three (43), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 15

Lots Eight (8), Nine (9), Ten (10) and Eleven (11), all in Block Sixty-Three
(63), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 16

Lot Eleven (11), in Block Sixty-Five (65), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 17

Lot Twelve (12), in Block Sixty-Five (65), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 18

Lots Four (4) and Five (5), both in Block Sixty-Six (66), Texas City First Division, in Galveston County, Texas, according to the map or plat thereof, recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 19

Any and all claims, if any, which Grantor may have, of adverse possession and use to Lot 5 in Block 79 of Texas City First Division, a subdivision in Galveston County, Texas according to the map or plat thereof recorded in Volume 113, Page 26, in the Office of the County Clerk of Galveston County, Texas.

TRACT 20

Miscellaneous:

(i) Line No. 17.

A six inch (6") pipeline for the delivery of sludge for treatment from Monsanto's "North 80" tract but insofar and only insofar as said pipeline lies within the boundaries of the plant site.

(ii) Electric Power Line Right of Way dated April 20, 1971, to be effective from and after June 1, 1970, between Texas City Terminal Railway Company and Monsanto Company.

(iii) All rights and interests referred to or described in that certain Assignment of Lease, Right of Way and Pipeline Easements and Bill of Sale from Monsanto Company to Sterling Chemicals, Inc. dated as of August 1, 1986 recorded under Clerk's File No. 8628666 in the Official Public Records of Real Property of Galveston County, Texas.

All Property



                                   SCHEDULE 2

                             PERMITTED ENCUMBRANCES


                            A. RESTRICTIVE COVENANTS

1.       The following restrictive covenants of record itemized below:

         Those recorded in Volume 245, Page 556, Volume 355, Page 178, Volume 343, Page 596 and Volume 345, Page 494, in the office of the County Clerk of Galveston County, Texas (As to Tract 1).

         Those recorded in Volume 349, Page 514, of the Deed Records of Galveston County, Texas (As to Tract 20).

         Those recorded in Volume 339, Page 501, of the Deed Records of Galveston County, Texas (As to Tract 23, Lots 6 and 7 only).

         Restrictions to the extent same are still in effect, affecting Lots 6 and 7, hereinabove described, imposed thereon by instrument recorded in Volume 647, Page 389, in the Office of the County Clerk of Galveston County, Texas (As to Tract 48).

         Those recorded in Volume 241, Page 299, of the Deed Records of Galveston County, Texas (As to Tract 50; Lots 15 and 16 only).

         Those recorded in Volume 355, Page 360, Volume 265, Page 559, Volume 385, Page 481, Volume 355, Page 441, Volume 761, Page 447, Volume 913, Page 467 and Volume 343, Page 596, of the County Clerk's Records of Galveston County, Texas (As to Tract 86A).


                               B. GENERAL MATTERS

2. Second Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated July 23, 1999 from Sterling
         Chemicals, Inc., Trustor to         , Trustee for the benefit of
         Harris Trust Company of New York (As to all Tracts).

3. Any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments or protrusions, or any overlapping of improvements. (As to all Tracts).

4. Homestead or community property or survivorship rights. (As to all Tracts).

5. Any titles or rights asserted by anyone, including but not limited to, persons, the public, corporations, governments or other entities,

         a. to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or

         b. to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or

         c. to filled-in lands, or artificial islands, or

         d. to statutory water rights, including riparian rights, or

         e. to the area extending from the line of mean low tide to the line of vegetation, or the right of access to that area or easement along and across that area. (As to all Tracts).

6. Standby fees, taxes and assessments by any taxing authority for the year 1996 and subsequent years, and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership. (As to all Tracts).

7.       Rights of parties in possession. (As to all Tracts).

8. Defects, errors, irregularities and the like in connection with abandonment and/or vacation procedures with respect to public roads and alleys. (As to all Tracts).

9. Crew's, materialmen's, mechanics', carriers', workmen's, repairmen's, warehousemen's, maritime, or other like liens arising in the ordinary course of business for sums not yet due or which are actually being contested in good faith. (As to all Tracts).

10. Rights in respect of surface operations for pipelines, drainage, ditches and reservoirs. (As to Tract 86A).

                               C. SPECIFIC MATTERS

                                     PART I
   THE FOLLOWING MATTERS AFFECT THE PROPERTIES DESCRIBED IN SCHEDULE 1, PART I

AS TO TRACT 1:

11. Easement and lease 30' x 50' parcel of land in Lots 4 and 5, Block 80, granted to Houston Pipe Line Company as set forth in instrument recorded in Volume 1731, Page 738, in the Office of the County Clerk of Galveston County, Texas.

AS TO TRACT 15:

12. The rights and claims of co-tenants in the land and minerals to the rights of anyone claiming under them, including but not limited to rights of partition, claims for improvements, claims for reimbursement, owelty of partition and agreements between co-tenants.

AS TO TRACT 26:

13. Subject to the terms, conditions and stipulations as set out in instrument reserving a 1/2 interest in and to all oil, gas and other minerals, with the rights of ingress and egress, recorded in Volume 3283, Page 272, in the Office of the County Clerk of Galveston County, Texas.

AS TO TRACT 50:

14. Pipeline easement granted to Houston Pipe Line Company by instrument recorded in Volume 945, Page 485, of the Deed Records of Galveston County, Texas.

AS TO TRACT 69:

15. Easement granted to the City of Texas City, as evidenced by instrument dated November 30, 1932 and recorded in Volume 485, Page 180, of the County Clerk's Records of Galveston County, Texas.

16. An easement and right-of-way for the purposes of constructing and maintaining such seawall, breakwater, levee, dike, concrete wall, and boulevard over and upon that certain tract of land, granted to the County of Galveston, Texas, by instrument recorded in Volume 487, Page 3, of the Deed Records of Galveston County, Texas.

17. An easement of right-of-way to construct and maintain a concrete pipe storm drain on and over subject property, granted to the City of Texas City, Texas, by instrument recorded in Volume 1347, Page 45, of the Deed Records of Galveston County, Texas.

AS TO TRACT 86A:

18. Reservation of all minerals on undivided 1/6 interest, the royalties, bonuses and rentals, and all other rights in connection with said mineral rights, bonuses, and rentals as described in deed recorded in Volume 599, Page 140, in the office of the County Clerk of Galveston County, Texas.

19. Easement for right-of-way purposes granted to the County of Galveston by instrument recorded in Volume 559, Page 160, of the Deed Records of Galveston County, Texas.

20. Easement for right-of-way purposes granted to the City of Texas City by instrument recorded in Volume 769, Page 482, of the Deed Records of Galveston County, Texas, as amended by instrument recorded under County Clerk's File No. 8135051.

21. Easements for right-of-way purposes reserved by Texas City Terminal Company located by instrument recorded in Volume 761, Page 447, of the Deed Records of Galveston County, Texas; as amended by agreement to relocate railroad right-of-way dated July 30, 1986, recorded under Galveston County Clerk's File No(s). 8628662.

22. Easement granted to the County of Galveston, as evidenced by instrument dated November 30, 1932, and recorded in Volume 485, Page 184, of the County Clerk's Records of Galveston County, Texas.

23. Easement granted to the City of Texas City as evidenced by instrument dated November 30, 1932, and recorded in Volume 485, Page 180, of the County Clerk's Records of Galveston County, Texas.

24. Easement for pipeline purposes granted to Exxon Pipeline Company by instrument recorded in Volume 2837, Page 350, of the Deed Records of Galveston County, Texas.

25. Easement for pipeline purposes granted to Air Products and Chemicals, Inc., by instrument filed for record in the office of the County Clerk of Galveston County, Texas, under County Clerk's File No. 8103835. Filed for record under Galveston County Clerk's File No (s). 8124070.

26. Easement for pipeline granted to Union Carbide Corporation by instrument recorded in Volume 1227, Page 212, of the Deed Records of Galveston County, Texas.

27. Easement granted by Texas City Terminal Railway Company and Terminal Industrial Land Company to Southwestern Bell Telephone Company dated August 12, 1947, and recorded in Volume 763, Page 71, of the Deed Records of Galveston County, Texas.

28. Easement granted by Texas City Terminal Railway Company and Terminal Industrial Land Company to Community Public Service Company dated September 18, 1947, and recorded in Volume 750, Page 94, of the Deed Records of Galveston County, Texas.

29. An easement to lay, construct, maintain, operate, repair, and remove a 24-inch steel pipeline and 12-inch branch including metering devices, fenced enclosure and shelter for metering devices, and necessary valves, for the transportation of natural gas, on or under that subject property, granted to Houston Pipe Line Company, by instrument recorded in Volume 945, Page 485, of the Deed Records of Galveston County, Texas.

30. Easements reserved by Texas City Terminal Railway Company over and across subject property, located and clarified by instrument dated October 2, 1951, and recorded in Volume 913, Page 467, of the Deed Records of Galveston County, Texas, except Tract IV released by instrument dated March 20, 1952, as amended by agreement by and between Texas City Terminal Railway Company and Monsanto Chemical Company dated October 2, 1951, as evidenced by instrument recorded in Volume 922, Page 237, of the Deed Records of Galveston County, Texas; as amended by agreement to relocate railroad right-of-way dated July 30, 1986, recorded under Galveston County Clerk's File No(s). 8628662.

31. (i) Easement for seaway purposes granted to the United States of America by instrument recorded in Volume 2169, Page 464, of the Deed Records of Galveston County, Texas. (ii) Easement granted by Monsanto Company to the County of Galveston for the construction and maintenance of seawall facilities by instrument recorded in Volume 2239, Page 211, of the Deed Records of Galveston County, Texas.

32. Oil, gas and mineral lease dated April 5, 1961, by and between Texas City Terminal Railway Company, a Texas corporation, as lessor, and the British American Oil Producing Company, as lessee, recorded in Volume 1434, Page 221, of the Deed Records of Galveston County, Texas.

33. An easement and right-of-way for the purposes of constructing and maintaining such seawall, breakwater, levee, dike, concrete wall, and boulevard over and upon that certain tract of land, granted to the County of Galveston, Texas, by instrument recorded in Volume 487, Page 3, of the Deed Records of Galveston County, Texas.

34. Pipeline easement granted to Magnolia Pipe Line Company, as set forth in instrument recorded in Volume 1187, Page 126, and in Volume 1245, Page 329, of the Deed Records of Galveston County, Texas.

35. Right-of-way and agreement by and between Texas City Terminal Railway Company and Humble Oil & Refining Company, dated February 28, 1958, recorded in Book 1255, Page 420, of the Deed Records of Galveston County, Texas.

36. A perpetual easement for right-of-way to lay, construct, improve, renew, inspect, maintain, repair, and remove a railroad track or tracks, together with the necessary switches and appurtenances thereto and house, occupy, enjoy, maintain and operate a line of railroad over said strip of land, reserved to Texas City Terminal Railway Company by instrument recorded in Volume 1335, Page 38, of the Deed Records, in Galveston County, Texas.

37. Easement of right-of-way for a drainage ditch from Texas City Terminal Railway Company to the City of Texas City, Texas, dated the 21st day of August, 1959, recorded in Volume 1327, Page 543, of the Deed Records of Galveston County, Texas.

38. An easement of right-of-way to construct and maintain a concrete pipe storm drain on and over subject property, granted to the City of Texas City, Texas, by instrument recorded in Volume 1347, Page 45, of the Deed Records of Galveston County, Texas.

39. Easement and agreement entered into by and between Monsanto Company and the County of Galveston County, Texas, by instrument dated December 12, 1966, recorded in Volume 1829, Page 318, of the Deed Records of Galveston County, Texas.

40. Terms, conditions and stipulations of that certain agreement by and between Monsanto Company and the County of Galveston, recorded in Volume 2982, Page 594, and in Volume 3033, Page 510, of the Deed Records of Galveston County, Texas.

41. Easement granted to Houston Pipe Line Company by instrument recorded under County Clerk's File No. 8621409, in Galveston County, Texas, and being amended by instrument recorded under Galveston County Clerk's File No(s). 9439348, and being more particularly described and located therein.

AS TO TRACTS 52, 53, 54, 57, 58, 59, 63, 64, 65, 66, AND 86A:

42. Easement and agreement entered into by and between Monsanto Company and the County of Galveston County, Texas, by instrument dated December 12, 1966, recorded in Volume 1829, Page 318, of the Deed Records of Galveston County, Texas.

AS TO TRACT 74:

43. Terms, conditions and stipulations of that certain easement on Coastal Public Land No. CE-82-051 dated January 12, 1983, from the State of Texas, to Monsanto Company filed for record in the office of the County Clerk of Galveston County, Texas, under County Clerk's File No. 8302396.

AS TO TRACT 75:

44. Terms, conditions and stipulations of that certain lease dated September 1, 1974, by and between Texas City Terminal Railway Company, as lessor, and Monsanto Company, a Corporation, as lessee of a 3.3175 acre parcel of land for a term of 30 years with four options to extend for an additional 5 years each; as described in instrument recorded under Galveston County Clerk's File No(s). 8628664.

AS TO TRACT 76:

45. Terms, conditions and stipulations of those certain easements granted to Union Carbide Chemicals Company dated August 9, 1957 recorded in Volume 1227, Page 207 and to Union Carbide Corporation dated August 26, 1957, recorded in Volume 1227, Page 322, of the

         Deed Records of Galveston County, Texas, known as Line 6, and as set forth in instruments recorded under Galveston County Clerk's File No(s). 8132304 and 8628665.

AS TO TRACT 77:

46. Terms, conditions and stipulations of that certain unrecorded easement dated August 13, 1951, and August 9, 1951, granted to Monsanto Chemical Company, known as Line No. 11, as set forth in instrument recorded under Galveston County Clerk's File No(s). 8228665.

AS TO TRACT 78:

47. Terms, conditions and stipulations of that certain easement dated March 28, 1951, granted to Sid Richardson Refining Company and Monsanto Chemical Company, recorded in Volume 1144, Page 638, of the Deed Records of Galveston County, Texas, known as Line No. 19, and as set forth in instrument recorded under Galveston County Clerk's File No(s). 8628665.

AS TO TRACT 79:

48. Terms, conditions and stipulations of that certain easement dated January 28, 1982, granted to Monsanto Company by instrument recorded under County Clerk's File No. 8211566, in Galveston County, Texas, known as Line Nos. 20 and 21, and as set forth in instrument recorded under Galveston County Clerk's File No(s). 8628665.

AS TO TRACT 80:

49. Terms, conditions and stipulations of that certain unrecorded easement dated September 9, 1965, granted to Monsanto Company known as Line Nos. 24 and 26, as set forth in instrument recorded under Galveston County Clerk's File No(s). 8628665.

AS TO TRACT 82:

50. Pipeline right-of-way dated July 25, 1975, granted to Monsanto Company, known as Line No. 28, and as set forth in instrument recorded under Galveston County Clerk's File No(s). 8628665.

AS TO TRACT 83:

51. Terms and conditions contained in the instrument dated November 12, 1976, between Amoco Texas Refining Company and Monsanto Company as recorded in Volume 2793, Page 309, of the Deed Records of Galveston County, Texas, known as Line No. 29, and as set forth in instrument recorded under Galveston County Clerk's File No(s). 8628665.

AS TO TRACT 86A:

52. Pipeline easement granted to Shell Pipe Line Corporation by instrument recorded under Galveston County Clerk's File No(s). 8818591 and being more particularly described and located therein.

53. Pipeline easement granted to Valero Transmission, L.P., by instrument recorded under Galveston County Clerk's File No(s). 9238636 and being more particularly described and located therein.

54. Pipeline easement granted to Valero Transmission, L.P., by instrument recorded under Galveston County Clerk's File No(s). 9238637 and being more particularly described and located therein.

55. Terms, conditions and stipulations contained in lease agreement dated February 8, 1991, by and between Sterling Chemicals, Inc., as lessor and S&L Cogeneration Company, as lessee, a memorandum of which is recorded under Galveston County Clerk's File No(s). 9106661, and terms, conditions and stipulations in first amendment of memorandum of ground lease recorded under Galveston County Clerk's File No(s). 9136151, describing amendments to said lease together with non-exclusive easements granted to lessee and being more particularly described and located therein.

56. Terms, conditions and stipulations contained in lease agreement dated February 8, 1991, by and between Sterling Chemicals, Inc., as lessor and Union Carbide Industrial Gases, Inc., as lessee, a memorandum of which is recorded under Galveston County Clerk's File No(s). 9106662.

57. Terms, conditions and stipulations contained in lease agreement dated May 15, 1995, by and between Sterling Chemicals, Inc., as lessor and Praxair Hydrogen Supply, Inc., as lessee, a memorandum of which is recorded under Galveston County Clerk's File No(s). 9525564.

AS TO ALL TRACTS, EXCEPT TRACT 87:

58. The right to use the surface of subject property for mineral exploration waived as set out in instrument(s) recorded under Galveston County Clerk's File No(s). 8628663.

AS TO TRACT 86A:

59. The following unrecorded easements as set forth in Deed dated August 1, 1986, recorded under Galveston County Clerk's File No(s). 8628663 from Monsanto Company to Sterling Chemicals, Inc.:

         i) A 6-inch ethylene pipeline easement in favor of Gulf Oil Corporation together with a 32-foot by 46-foot metering station.

         ii) An easement for a propylene pipeline metering station in favor of Amoco.

         iii) An easement for a nitrogen pipeline metering station in favor of Big Three Industries.

         iv) A 20-foot utility easement in favor of the City of Texas City together with a 2-inch gas line and 6-inch gas line.

         v) An easement for a 20-foot by 40-foot meter site for Air Products and Chemicals, Inc.

         vi) An easement for a 32' by 55' meter station in favor of Mobil Oil Corporation.

         vii) An easement for a metering station in favor of Houston Pipeline Company and appurtenant pipeline easements.

60. Easements granted to Texaco Chemical Company by instrument recorded under Galveston County Clerk's File No. 9232094 and being more particularly described and located therein.

61. Memorandum of Ground Lease dated 3/23/99 by and between Sterling Chemicals, Inc. a Delaware corporation, as Lessor and Praxair Hydrogen Supply, Inc., a Delaware corporation, as Lessee, filed for record on 4/19/99, under Galveston County Clerk's File No. 9918227, and all the terms, conditions and stipulations contained therein.

62. Non-exclusive easement dated 5/1/96, granted to Amoco Gas Company for pipeline right-of-way purposes and metering station granted in instrument for record under Galveston County Clerk's File No. 9713205.

63. Terms, conditions and stipulations contained in Industrial Solid Waste Certifications of Remediation filed for record under Galveston County Clerk's File No(s). 9904937 and 9920250.

64. Storm Sewer Easements as set forth in instrument recorded in Volume 2927, Page 531, of the Deed Records of Galveston County, Texas.

65. Four inch (4") benzene and eight inch (8") propylene easement described as lines 25 and 28, as set forth in instrument recorded under Galveston County Clerk's File No. 8628655.

AS TO TRACT 87:

66. Easement granted by Texas City Terminal Railway Company and Terminal Industrial Land Company to Southwestern Bell Telephone Company dated August 12, 1947, and recorded in Volume 763, Page 71, of the Deed Records of Galveston County, Texas.

67. The following easements reflected in deed dated March 28, 1994, recorded under Galveston County Clerk's File No(s). 9423534:

         (i) Any easement or easement rights for a pipe rack traversing subject property from the North property line to the Southeast property line as disclosed by survey prepared by S.A. Duitscher, R.P.L.S. No. 2143, dated February 3, 1993;

         (ii) Any easement or easement rights for a fire wall traversing subject property from the North property line to the Southeast property line as disclosed by survey prepared by S.A. Duitscher, R.P.L.S. No. 2143, dated February 3, 1993.

AS TO TRACT 86A:

68. UCC-1 Financing Statement, filed for record on February 2, 1994, recorded under Galveston County Clerk's File No(s). 9405068, given by Sterling Chemicals, Inc. as owner/debtor, granting unto BP Chemicals, Inc., as creditor and secured party, a security interest in the subject property and as continued by instrument filed for record under Galveston County Clerk's File No. 9847776.


                                     PART II
  THE FOLLOWING MATTERS AFFECT THE PROPERTIES DESCRIBED IN SCHEDULE 1, PART II

69. Any and all restrictive covenants of record in Galveston County, Texas, including, without limitation, those contained on the plat of Texas City First Division recorded in Volume 113, Page 26 in the Office of the County Clerk of Galveston County, Texas.

AS TO TRACT 3:

70. Any and all right, title and interest in and to Lot 5 held by L. Birchfield, predecessor in title.

71.      The rights and claims of co-tenants.

AS TO TRACT 17

72. Any and all rights, title or interest held by Margaret Ramos and/or Tommie Ramos, predecessors in title.

AS TO TRACT 20

73. Vendors' lien created in instrument dated December 19, 1983, filed for record in the Official Public Records of Real Property of Galveston County, Texas at Film No. Code ###-##-####.

74.      Deed of Trust dated December 19, 1983, securing payment of a promissory note in the original principal amount of $23,000.00 to G. P. Reddell, Jr., Trustee, recorded under Film Code No. 002-73-1128 in the Official Public Records of Galveston County, Texas. 1.

AS TO TRACT 32

75.      Any interest that may be held by Mary Alexander.

76. Abstract of Judgment recovered by the State of Texas against Mary E. Alexander, a/k/a Mary A. Thornton of record on Film Code No. ###-##-#### in the Official Public Records of Real Property in Galveston County, Texas, filed June 17, 1987, said Judgment in the amount of $1,254.61 plus interest and court costs.

AS TO TRACT 45

77. Any and all right, title, or interest held by Ruby Reeves Forbes, Individually and as Independent Executrix of the Estates of Ira Lee Forbes.

AS TO TRACT 62

78.      Any and all right, title or interest held by Robert Lee Loredo.

AS TO TRACT 64

79. Any rights, title, and interests of Marie L. Jamerson and Mary Girard their heirs and assigns.

80.      Rights and claims of co-tenants.

AS TO TRACT 69

81. Any and all right, title or interest of B. F. Patterson, Zack Patterson, George W. Patterson and Amanda Patterson Sterling, their heirs and assigns.

82.      Rights and claims of co-tenants.

AS TO TRACT 70

83. Any and all right, title or interest that may be held by Walter Maberry and wife, Mary Jane Maberry and Carl E. Porter, their heirs and assigns.

AS TO TRACT 86

84. Vendor's Lien in favor of Cora May Michaelis, Individually and as Independent Executrix of the Estate of Edward R. Michaelis, deceased, in deed dated October 30, 1981 from Cora May Michaelis to Alma R. Causey filed under Film Code No. 001-46-0610 in the Official Public Records of Real Property in Galveston County, Texas.

85. Note and Deed of Trust to Patrick Reilly, Trustee, filed under Film Code No. ###-##-#### in the Official Public Records of Real Property in Galveston County, Texas.

AS TO TRACT 90

86. Abstract of Judgment recovered by United States National Bank of Galveston vs. Coin Distributing Inc., and Alan D. Buck, et al. of record on Film Code No. 005-10-1603 in the Official Public Records of Real Property in Galveston County, Texas, filed February 23, 1987, said Judgment in the amount of $46,670.86, plus interest and court costs.

AS TO TRACT 111

87. Any interest that may be held by James M. Allen as Independent Administrator of the Estate of Mary Adams Long, Deceased.

AS TO TRACT 124

88. Abstract of Judgment recovered by United States National Bank of Galveston vs. Coin Distributing Inc., and Alan D. Buck, et al. of record on Film Code No. 005-10-1603 in the Official Public Records of Real Property in Galveston County, Texas, filed February 23, 1987, said Judgment in the amount of $46,670.86, plus interest and court costs.

AS TO TRACTS 135 AND 136

89. Any and all restrictions, easements, rights of way, covenants and conditions of record in Galveston County, Texas.

                                    PART III
 THE FOLLOWING MATTERS AFFECT THE PROPERTIES DESCRIBED IN SCHEDULE 1, PART III:

AS TO TRACTS 1 THROUGH 20

90. Any and all restrictions, easements, rights of way, covenants and conditions or any other matters of record in Galveston County, Texas.